Exhibit (c)(6)

 PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION  PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION  July 13, 2022  Project Riverlands: Discussion Materials

 PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION  Table of Contents  1  I.  Summary of Initial Due Diligence & PBF Backdrop  3  II.  Overview of Initial Proposal  9  III.  Selected Precedent Parent-MLP Buy-In Premiums  17  IV.  Preliminary Valuation & Transaction Considerations  20  V.  Appendix  27  Tab A: Situation Overview  28  Tab B: Preliminary PBFX Valuation Analysis Support  38  Tab C: Preliminary PBF Valuation Analysis Support  50  Tab D: Illustrative Pro Forma Impacts Analysis  62  Tab E: Selected Parent-MLP Buy-In Transaction Detail  64

 PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION  Executive Summary  2  Intrepid has prepared the following materials for the Conflicts Committee (“Committee”) of the Board of Directors of PBF Logistics GP LLC, the general partner of PBF Logistics LP ( “PBFX”), regarding the proposed acquisition of all the common units representing limited partner interests in PBFX not already owned by PBF Energy Inc. (“PBF”)  PBF currently owns, indirectly, 30.0 million PBFX common units (47.9% of total common units outstanding) and the non- economic general partner of PBFX  During trading hours on June 24, 2022, PBF filed an updated schedule 13D to authorize certain officers of PBF to communicate, discuss and negotiate the terms of a potential business transaction with the Committee  Results in an unaffected closing date of June 23, 2022  On June 28, 2022, the Committee received a non-binding offer from PBF to acquire the publicly-held PBFX common  units from the unaffiliated common unitholders (the “Initial Proposal”)  The Initial Proposal offered consideration of (i) $7.82 of cash per PBFX common unit and (ii) 0.221 newly issued PBF Class A Common Shares for each PBFX common unit  The Initial Proposal implied an “at market” offer based on PBFX’s and PBF’s unaffected 30-day VWAP prices and a ~10% premium based on closing prices as of the unaffected date  The materials herein include:  A summary of Intrepid’s due diligence conducted to date on PBF and PBFX  An analysis of the recent trading performance for PBFX and PBF  A summary of precedent affiliated MLP buy-in transactions  An overview of the financial projections for PBFX and PBF, as furnished to Intrepid and the Committee by Management  A preliminary valuation analysis of PBFX and PBF

 PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION  I. Summary of Initial Due Diligence & PBF Backdrop  3

 PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION  Summary of Due Diligence to Date  4  In addition to Intrepid’s review of publicly available documents (including Wall Street Research) for both PBFX and PBF, Intrepid conducted an in-person due diligence session with the management team of PBFX and PBF on July 7, 2022  Management participants included Erik Young (CFO), Trecia Canty (General Counsel), Joe Marino (Treasurer) and Mike Spagnolo (Senior Director of Corporate Finance)  Representatives from both Intrepid and Baker Botts participated in the meeting  The due diligence session lasted slightly over two hours and we covered a range of topics  Management provided a summary of the business, recent performance and current outlook for both PBF and PBFX in a management presentation document that was the basis for the discussion  We spent a significant amount of time understanding the PBFX and PBF projections / business outlooks over the near- and long-term  In addition, we covered the various recent public announcements by PBF around its debt repayment / refinancing and general strategic objectives  In general, the PBFX financial projections are consistent with expectations; PBF has significantly more variance versus expectations  Key follow-up diligence items include:  Specific forecast and model-related questions, including quarterly estimates (in process)  Understanding underlying model assumptions for key items (e.g., refining margins) compared to market expectations to design potential sensitivity case (in process)  Additional business and operational due diligence inquiries (in process)

 PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION  $1,511  $647  $566  $2,833  $1,886  $3,988  $2,073  $2,151  $2,048  $1,902  $1,803  $2,540  $1,568  $1,390  $195  $--  $1,000  $2,000  $3,000  $4,000  2021A  2022E  2027E  PBF Consolidatd EBITDA ($mm)  5  Comparison of Management vs. Consensus Estimates | PBF EBITDA  Note: Market data as of July 8, 2022.  (1) Reflects EBITDA excluding special items as reported in PBF’s 2021 year-end results.  2023E  Management  2024E  Consensus  $440(1)  2025E 2026E  Broker Estimate Range  # of Brokers  13  13  2  1  1  0  Source: FactSet, company disclosure, Management projections.

 PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION  $-  $200  $400  $600  $800  $1,000  $1,200  $1,400  Jun-21  Oct-21  Jan-22  Apr-22  Jul-22  1Q22E Consensus 3Q22E Consensus  2Q22E Consensus 4Q22E Consensus  $-  $500  $1,000  $1,500  $2,000  $2,500  $3,000  $3,500  $4,000  $4,500  Jun-21  Oct-21  Jan-22  Apr-22  Jul-22  2022E Consensus  2022E Management  2023E Consensus  2023E Management  6  Research Consensus Estimates Over Time | PBF Consolidated EBITDA  Note: Market data as of July 8, 2022.  Quarterly EBITDA (1Q22-4Q22) ($mm) Annual EBITDA (2022-2023) ($mm)  Quarter (2022)  Consensus (as of 3/31/22)  Consensus (as of 7/8/22)  Delta  Q1 Q2  $267  $392  --  $1,309  -- 234%  Q3 Q4  $440  $196  $803  $312  82%  59%   Year Consensus (as of 3/31/22) Consensus (as of 7/8/22) Delta   2022E  2023E  $1,255  $1,167  $2,540  $1,568  102%  34%  Year  Consensus (as of 7/8/22)  Management  Delta  2022E  2023E  $2,540  $1,568  $3,988  $2,073  57%  32%  Source: FactSet, company disclosure, Management projections.

 PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION  $7.94  $19.19  $13.51  $13.75  $13.44  $13.14  $12.85  $14.58  $11.67  $12.58  $9.45  $8.56  $11.75  $11.91  $11.92  $20  $18  $16  $14  $12  $10  $8  $6  $4  $2  $--  2021A(1) 2022E 2023E 2024E 2025E 2026E 2027E  PBF Management’s refining capacity, throughput, and refinery operating expenses are generally consistent with consensus estimates; however,  Management’s forecast assumes a refining  margin that is higher than consensus  PBF Management’s refining margins are higher than consensus in PBF’s four major geographic regions, and they are particularly higher in the Mid Con and the West Coast  Intrepid has modeled an illustrative sensitivity case, which adjusts refinery margins lower compared to the PBF Management forecast:  2022E-2024E: based on consensus estimates for each PBF refining region  2025E-2027E: illustrative mid-cycle margin  Illustrative mid-cycle margin results in  ~$1.5bn annual PBF consolidated  EBITDA, which is consistent with  management’s view of mid-cycle EBITDA per our due diligence session on July 7, 2022  No other material adjustments were made to the PBF Management forecast model to arrive at the consensus sensitivity case  7  Overview of Illustrative PBF Consensus Sensitivity Case  Commentary  Note: Market data as of July 8, 2022.  Reflects gross refining margin, excluding special items, per barrel of throughput as reported in PBF’s 2021 year-end results.  Reflects EBITDA excluding special items as reported in PBF’s 2021 year-end results. Source: Bloomberg, FactSet, company disclosure, Management projections.  # of Brokers  Refining Margin ($/bbl)  PBF Consolidated EBITDA ($mm)  2022E  Management  2024E  Consensus  $566  $3,988  $2,073  $2,151  $2,048  $1,902  $1,803  $2,540  $1,568  $1,390  $195  $2,668  $1,575  $1,861  $1,500  $1,500  $1,500  (2)  $440  $--  $1,000  $2,000  $3,000  $4,000  2021A  2023E  2025E 2026E  2027E  # of Brokers  13  13  2  1  1  0  9  7  3  0  8  Intrepid Sensitivity Case  Illustrative Mid-Cycle Margin  2

 PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION  $15  $12  $12  $12  $13  $13  2021A  2022E  2023E  2024E  2025E  2026E  2027E  $9  $196  $166  $153  $168  $172  $123  $119  2021A 2022E 2023E 2024E 2025E  Note: Market data as of July 8, 2022.  Reflects Adjusted EBITDA as reported in PBFX’s 2021 year-end results.  Includes maintenance capex and growth capex.  Source: FactSet, Management projections, Company disclosure.  2026E 2027E  Management  $1.20  $1.20  $1.20  $1.20  $1.20  $1.20  $1.20  $1.20 $1.20  $1.20  2021A 2022E 2023E 2024E 2025E 2026E 2027E  $238  $214  $218  $225  $228  $179  $175  $221  $225  $229  PBFX | Estimates Summary: 2022E – 2027E  8  Adjusted EBITDA ($mm)  Total Capex ($mm)(2)  Distributable Cash Flow ($mm)  Distribution per Unit  Consensus  # of Brokers  2  2  1  0  0  0  # of Brokers  2  2  1  0  0  0  # of Brokers  0  0  0  0  0  0  # of Brokers  0  0  0  0  0  0  Minimum volume commitment reduced on Delaware City Rail and Torrance Valley Pipeline contracts after 2025  (1)  2021A 2022E 2023E 2024E 2025E 2026E 2027E  Maintenance capex only in 2023E+; no growth capex included in forecast after 2022E

 PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION  II. Overview of Initial Proposal  9

 PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION  Overview of PBF Proposal Received June 28th  10  Source: Proposal received June 28, 2022.  Overview  PBF Energy Company LLC (“PBF LLC”) to acquire all outstanding common units of PBF Logistics LP (“PBFX”) not already owned by PBF Energy Inc. (“PBF Energy”) and its affiliates (the “Public Units”) through a newly formed subsidiary (the “Transaction”)  Pro forma the Transaction, PBFX will continue to exist as a wholly-owned subsidiary of PBF LLC  Consideration and Implied Premium  Each issued and outstanding Public Unit will receive (i) $7.82 in cash and (ii) 0.221 of a newly issued share of PBF Energy Class A Common Stock  Per the proposal letter, the consideration was derived using a 30-day VWAP of $35.42 per share for PBF Energy and a 30-day VWAP of $15.64 per unit for PBF Logistics LP  Offer represents an “at market” or 0% premium transaction based on 30-day VWAPs cited in the proposal letter  Structure  The Transaction would be effected through a reverse triangular merger  – PBF LLC, through a newly formed wholly owned subsidiary (“Merger Sub”) would acquire all of the  outstanding common units representing limited partner interest in PBFX  Merger Sub would act as the purchaser and Merger Sub would merge with and into PBFX with PBFX continuing as the surviving entity  Approvals  Non-binding offer has been approved by the Board of Directors of PBF Energy  Transaction and definitive agreements remain subject to review by the Board of Directors of PBF Energy  It is expected that the Transaction will require approval under the Hart-Scott-Rodino Antitrust Improvements Act  Timing  The proposal indicated a target announcement concurrent with delivery of 2Q 2022 earnings results on July 28th  Tentative closing date, depending on the receipt of required approvals, on or around the week of October 17, 2022

PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION

CONFIDENTIAL

PBFX Premiums Analysis

On June 28, 2022, the PBFX Conflicts Committee received a proposal whereby each unaffiliated PBFX public unit would receive $7.82 in cash and 0.221 of a newly issued PBF Class A share

Implied Premiums Analysis

	A	B	C	D	E	F
	At Market		At Proposal (0.221x X-Ratio and $7.82/Unit Cash Consideration)			
	PBF Share Price	PBFX Unit Price	Value of Shares at 0.221x	Cash Consideration per Unit	Total Consideration	Implied Premium
Current Spot Price (7/8/22)	$28.61	$16.31	$6.32	$7.82	$14.14	(13.3%)
Current 30-Day VWAP (7/8/22)	$34.92	$15.72	$7.72	$7.82	$15.54	(1.1%)
6/27/22 30-Day VWAP (Offer Letter) (1)	$35.38	$15.64	$7.82	$7.82	$15.64	+0.0%
As of Unaffected Date 6/23/2022						
6/23/22 Closing Price	$30.81	$13.35	$6.81	$7.82	$14.63	+9.6%
10-Day VWAP	$36.28	$14.61	$8.02	$7.82	$15.84	+8.4%
20-Day VWAP	$36.89	$15.91	$8.15	$7.82	$15.97	+0.4%
30-Day VWAP	$35.34	$15.69	$7.81	$7.82	$15.63	(0.4%)
60-Day VWAP	$31.48	$15.45	$6.96	$7.82	$14.78	(4.4%)
90-Day VWAP	$27.64	$14.83	$6.11	$7.82	$13.93	(6.1%)
Year-to-Date VWAP	$25.12	$14.38	$5.55	$7.82	$13.37	(7.0%)
1-Year VWAP	$17.73	$13.54	$3.92	$7.82	$11.74	(13.3%)
2-Year VWAP	$13.14	$12.10	$2.90	$7.82	$10.72	(11.4%)
Memo: Calculation			*= A x 0.221*		*= C + D*	*= (E ÷ B) -1*

Unaffected date reflects the date one day prior to PBF Energy filing an amended Schedule 13D, on June 24, 2022, indicating that it had adopted resolutions authorizing its officers to communicate, discuss and negotiate terms of a potential transaction involving the acquisition by PBF of the publicly owned PBFX common units

(1) PBF stated a June 27, 2022 30-day VWAP of $35.42 per share in their initial offer letter.
Source: FactSet, PBF proposal received June 28, 2022, company filings.

INTREPID 11

 PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION  $--  $5.00  $10.00  $15.00  $20.00  $25.00  $30.00  $35.00  $40.00  $13.00  $13.50  $14.00  $15.00  $15.50  $16.00  $16.50  PBF Share Price ($)  PBFX Unit Price ($)  PBFX  Proposal (Implied)(1)  PBF  PBFX: $16.31  +22%  $13.35  Proposal (Implied):  $14.14  (3%)  PBF: $28.61  (7%)  $14.63  $14.50  $30.81  12  PBFX and PBF Trading Analysis Since Unaffected Date  Note: Market data as of July 8, 2022  (1) Reflects implied value of proposal per PBFX unit (.221 PBF shares + $7.82 cash) based on PBF closing price. Source: FactSet.

 PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION  --  500  1,500  2,000  2,500  3,000  PBFX: $16.31  +22%  $12.50  $13.00  $13.50  $14.00  $14.50  $15.00  $15.50  $16.00  $16.50  Volume (000)  Unit Price ($) | Indexed to PBFX  PBFX  Volume LT&S Peers(1) AMNA(3)  $13.35  LT&S: +5%  Unaffected 30-Day ADTV: 212 ($3mm ADTV)  Other Small Cap  Peers: +5%  1,000  AMNA: +4%  13  PBFX and PBF Trading Analysis Since Unaffected Date (cont’d)  Note: Market data as of July 8, 2022.  Includes DKL, HEP, MMP, NS and PAA.  Includes CAPL, GEL, GLP, MMLP and USDP.  PBFX Price Performance and Volume PBF Price Performance and Volume  --  2,000  8,000  10,000  12,000  $25.00  $26.00  $27.00  $28.00  $29.00  $30.00  $31.00  $32.00  $33.00  $34.00  $35.00  Volume (000)  PBF: $28.61  (7%)  4,000  Share Price ($) | Indexed to PBF   Other Small Cap MLP Peers(2) Volume   Unaffected 30-Day ADTV  Represents Alerian Midstream Energy Index.  Includes: CVI, DK, DINO, PARR, MPC, PSX and VLO.  Source: FactSet, company disclosure.  PBF  Refiner Peers(4) Unaffected 30-Day ADTV  $30.81  Unaffected 30-Day ADTV: 3,545 ($125mm ADTV)  Refiner Peers: (1%)  6,000

 PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION  0.763x  0.640x  0.570x  0.537x  0.444x  100%  0.921x  0.200x  0.000x  0.400x  0.600x  0.800x  1.000x  1.200x  1.400x  1.600x  1.800x  2.000x  Jan-20  Jul-20  Jan-21  Jul-21  Jan-22  Jul-22  PBFX/PBF  30-Day VWAP  90-Day VWAP  180-Day VWAP  1-Year VWAP  2-Year VWAP  50%  0.461x  0.382x  0.320x  0.285x  0.268x  0.222x  % Stock Consideration  14  Note: Market data as of July 8, 2022. Exchange ratios as of June 23, 2022 except for current. Source: FactSet.  Historical Exchange Ratio Analysis | PBFX / PBF  Exchange Ratio Since January 1, 2020  Benefits PBFX  Benefits PBF  Unaffected Date (6/23/2022)

 PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION  15  Note: Market data as of July 8, 2022. Average cost basis is per FactSet estimates and may differ materially from an investor’s tax basis.  Estimated per FactSet; aggregate cost calculated based on cumulative changes in quarterly holdings since initial purchase. Calculation as of 12/31/21 given 13-F filing requirements.  Excludes units held by PBF, directors and executive officers. Source: Public disclosure, Wall Street research, FactSet.  Illustrative PBFX Common Unitholder Cost Basis  The table below calculates the premium/(discount) implied by the current PBFX price relative to each unitholder’s estimated cost basis (per FactSet); unadjusted for cumulative distributions received; excludes PBF Energy  5 JP Morgan  $16.71  1.3%  2.6%  (15%)  6 Goldman Sachs  $20.78  1.3%  2.6%  (32%)  7 Amundi Asset Management  $13.07  1.2%  2.3%  8%  8 Wells Fargo  $10.02  0.8%  1.6%  41%  9 First Trust Advisors $12.20  0.5%  1.0%  16%  Investor Name  Avg. Cost Basis(1)  % O/S  % of Float(2)  Offer (Discount)/Premium to Est. Cost Basis ($14.14/unit)  1 Carlos Slim  $19.01  11.7%  22.8%  (26%)  2 Invesco  $17.91  5.6%  10.9%  (21%)  3 ClearBridge Investments  $23.97  4.6%  9.1%  (41%)  4 Global X Management $13.01  4.1%  8.1%  9%  10 UBS  $19.54  0.5%  0.9%  (28%)  11 Morgan Stanley  $13.66  0.4%  0.8%  4%  12 Thomas Nimbley  $22.87  0.3%  0.6%  (38%)  13 Harvest Fund Advisors  $9.73  0.3%  0.5%  45%  14 Peak6 Capital  $13.22  0.2%  0.3%  7%  15 BofA Securities  $13.09  0.2%  0.3%  8%  16 Citadel Advisors  $12.63  0.1%  0.3%  12%  17 James Fedena  $22.78  0.1%  0.3%  (38%)  18 Matthew Lucey  $18.21  0.1%  0.3%  (22%)  19 Michael Gayda  $22.64  0.1%  0.2%  (38%)  20 Citigroup  $14.11  0.1%  0.2%  0%  Top 20 / Weighted Avg.  $18.04  33.6%  65.7%  (50%) (40%  ) (30%) (20%)  (10%)  0%  10%  20%  30%  40%  50%

 PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION  3.6  19.8  33.0  28.1  23.0  5.3  13.6  8.1  23.5  4.1  --  --  --  --  --  --  --  --  $2.00 - $4.00 - $6.00 -  $8.00 - $10.00 - $12.00 - $14.00 - $16.00 - $18.00 -  $2.00 -  $4.00 -  $6.00 - $8.00 -  $10.00 - $12.00 - $14.00 - $16.00 - $18.00 -  $4.00 $6.00 $8.00  $10.00 $12.00 $14.00 $16.00 $18.00 $20.00  $4.00  $6.00  $8.00 $10.00  $12.00 $14.00 $16.00 $18.00 $20.00  16  PBFX | Trading Volume Breakdown | Prior to 13D Filing  Trading Volume at Various Trading Prices (mm units)  % of Current  Float(1)  --%  --%  --%  --%  25%  74%  42%  13%  --%  % of Units  Outstanding  --%  --%  --%  --%  13%  37%  21%  6%  --%  % of Units  Traded  --%  --%  --%  --%  16%  48%  27%  8%  --%  Note: Market data as of June 23, 2022.  (1) Excludes units held by PBF, directors and executive officers. Source: FactSet, company disclosure.  Last 24 Months (ending 6/23/22)  Last 12 Months (ending 6/23/22)  --%  --%  11%  88%  62%  103%  72%  17%  --%  --%  --%  6%  44%  31%  52%  36%  8%  --%  --%  --%  3%  25%  18%  29%  20%  5%  --%

 PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION  III. Selected Precedent Parent-MLP Buy-In Premiums  17

 PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION  18  Summary of Selected Parent-MLP Buy-In Transactions  (1) Final premium metrics reflect premiums to unaffected unit price and unaffected exchange ratio. Source: FactSet, Public disclosure, Wall Street research.  Key Takeaways  Precedent Transactions Analysis | Parent-MLP Buy-Ins(1)  Intrepid has reviewed and analyzed 30 recent Parent- MLP Buy-In transactions  11 all cash deals  17 all equity deals  2 cash / stock mix deals  Premiums have typically been modest when compared to third-party transactions  Sponsors typically leave some room to improve the initial offer  Low  Median  High  Initial 1-Day Premium  All Deals  (4%)  2%  36%  Cash Deals  0%  10%  36%  Equity Deals  (4%)  0%  15%  Initial 30-Day  VWAP Premium  All Deals  (13%)  6%  21%  Cash Deals  (13%)  7%  21%  Equity Deals  (9%)  4%  15%  # of Bumps  All Deals  0  3  7  Cash Deals  0  2  6  Equity Deals  1  3  7  Total Premium Increase  All Deals  (1%)  7%  40%  Cash Deals  0%  8%  40%  Equity Deals  (1%)  7%  26%  Final 1-Day Premium  All Deals  (9%)  10%  56%  Cash Deals  (9%)  14%  56%  Equity Deals  (1%)  10%  34%  Final 30-Day VWAP Premium  All Deals  0%  9%  47%  Cash Deals  3%  15%  47%  Equity Deals  0%  8%  22%

PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION

CONFIDENTIAL

Comparison of the Proposal to Precedent Transactions Premiums

Trading Metrics and Implied Initial Proposal Value (PBFX Unaffected / PBF Current)

Reference Metric:	T-1	10-Day VWAP	20-Day VWAP	30-Day VWAP	60-Day VWAP	90-Day VWAP	52-Wk High	52-Wk Low
PBFX Unit Price:	$13.35	$14.61	$15.91	$15.69	$15.45	$14.83	$17.49	$10.83
PBF Share Price:	$28.61	$30.26	$33.62	$34.92	$32.20	$28.73	$43.74	$7.44
Equity Consideration[(1)]:	$6.32	$6.69	$7.43	$7.72	$7.12	$6.35	$9.67	$1.64
Total Consideration[(2)]:	$14.14	$14.51	$15.25	$15.54	$14.94	$14.17	$17.49	$9.46
Implied Premium:	5.9%	(0.7%)	(4.1%)	(1.0%)	(3.3%)	(4.4%)	(0.0%)	(12.6%)

Initial Proposal Implied Premium/(Discount) vs. All MLP Buy-In Precedent Transaction Premiums



56%
47%
47%
47%
43%
35%
12%
261%
10%
6%
(9%)
(13%)
11%
(1%)
(4%)
9%
1%
(4%)
9%
0%
(1%)
11%
(1%)
(3%)
10%
(3%)
(4%)
(0%)
(10%)
(61%)
29%
14%
(13%)
Precedents (High-Low Range)
Precedents (Mean)
Precedents (Median)
Initial Proposal (Unaffected)
Initial Proposal (Current)(3)

Note: Market data as of July 8, 2022.
(1) Based on 0.221 of newly issued Class A PBF Common Stock.
(2) Based on 0.221 of newly issued Class A PBF Common Stock and $7.82 of cash consideration.
(3) Calculated assuming current PBF share price of $28.61 and current PBFX unit price of $16.31.
Source: Company disclosure, Wall Street research, FactSet, PBFX proposal received on June 28, 2022.

INTREPID | 19

 PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION  IV. Preliminary Valuation & Transaction Considerations  20

 PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION  Note: Market data as of July 8, 2022.  (1) Based on $502mm of net debt and 62.6mm units outstanding as of June 30, 2022, per Management estimates.  PBFX | Preliminary Illustrative Valuation Analysis  For Reference Only  Methodology Metrics Range  Implied Unit Price ($/Unit)(1)  21  (2) Reflects average low and average high implied unit price.  (3) Forward target price.  Source: Public disclosure, Wall Street research, FactSet, Management projections.  Discounted Cash Flow  PV of Unlevered FCF  WACC: 12.0% - 9.0%  Terminal Mult.: 6.5x - 8.0x  Unaffected Closing Unaffected 30d VWAP: $15.69  Price: $13.35  $14.47 $19.51  $8.29 $13.49  $11.60 $16.33  $16.93 $25.40  $16.48 $18.05  $16.00 $16.50  $10.83 $17.49  Distribution Discount Model  PV of LP DPU  Ke: 15.00% - 10.00%  Perp. Growth: (1.0%) - 1.0%  Trading Comparables  Range of Metrics  Refer to Trading Comparables Valuation Analysis(2)  Precedent Transactions  Range of Metrics  Refer to Precedent Transactions Valuation Analysis(2)  Precedent Premiums Paid  30-Day Unaffected VWAP:  $15.69  5.0% - 15.0%  Wall Street Research  Unit Price Target Range (3)  (Low - High)  Unaffected 52-Week Trading Range  Unaffected 52-Week Trading Range (Low - High)  $5.00  $10.00  $15.00  $20.00  $25.00  $30.00

 PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION  Note: Market data as of July 8, 2022.  (1) Based on 120.8mm Class A common stock and 0.9mm Series A Units outstanding.  PBF | Preliminary Illustrative Valuation Analysis  For Reference Only  Methodology Metrics Range  Discounted Cash Flow (Management Projections)  PV of Unlevered FCF  WACC: 10.0% - 13.0%  Perp. Growth: (4.0%) - (2.0%)  Trading Comparables (Management Projections)  Range of Metrics  Discounted Cash Flow (Sensitivity Case)  PV of Unlevered FCF  WACC: 10.0% - 13.0%  Perp. Growth: (4.0%) - (2.0%)  Trading Comparables (Consensus)  Range of Metrics  Wall Street Research  52-Week Trading Range  Unaffected 52-Week Trading Range (Low - High)  $7.44  22  (2) Reflects average low and average high implied unit price.  (3) Forward target price.  Source: Public disclosure, Wall Street research, FactSet, Management projections.  $25.00  $33.41  $27.32  $50.51  $43.74  $57.00  $54.40  $40.03  $79.36  Current Share Current 30d VWAP: $34.92 Price: $28.61  $46.32 $63.27  Refer to Trading Comparables Valuation Analysis(2)  Share Price Target Range(3) (Low - High)  Refer to Trading Comparables Valuation Analysis(2)  Implied Share Price ($/Share)(1)  $--  $20.00  $40.00  $60.00  $80.00  $100.00

 PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION  Methodology  PBFX Preliminary Illustrative Value per Unit (PBFX "Has")  0.221x Exchange Ratio + $7.82 Cash per Unit (PBFX "Gets")  Trading Comparables (Management)  Trading Comparables  (PBF Consensus, PBFX Management)  Precedent Transactions(2)  Discounted Cash Flow (Management)  Discounted Cash Flow (PBF Sensitivity Case, PBFX Management)  Trading Ranges (30-Day VWAP -  Current)(3)  $30  $28.61  $27.32  $46.32  $50.51  $33.41  $50.51  $34.92  $40.03  $63.27  $79.36  $54.40  $79.36  $13.86  $18.06  $18.98  $15.20  $18.98  $16.67  $21.80  $25.36  $19.84  $25.36  $15.54  Offer at PBF 30-Day VWAP: $15.54  $14.14  Offer at Current PBF Share Price: $14.14  $13.35  $14.47  $14.47  $16.93  $11.60  $11.60  $15.69  $19.51  $19.51  $25.40  $16.33  $16.33  PBF Preliminary Illustrative Value per Share (1)  23  PBFX | “Has / Gets” Analysis  Note: Market data as of July 8, 2022.  Based on 120.8mm Class A common stock and 0.9mm Series A Units outstanding.  PBF precedent transactions value range reflects trading comparables (Management) value range.  Reflects current PBF share price as of July 8, 2022 and unaffected PBFX unit price as of June 23, 2022.  $90 $5 $10 $15 $20 $25 $30 $5 $10 $15 $20 $25  PBFX “Gets” (PBF x 0.221x Exchange Ratio + $7.82 Cash per Unit)  $20 $30 $40 $50 $60 $70 $80  PBF PBFX “Has”  Implied Value per PBFX Unit  Source: Public disclosure, Wall Street research, FactSet, Management projections.

 PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION  Implied Premium / (Discount) to Current ($16.31)  (13%)  (4%)  --%  +4%  +7%  +10%  +13%  +16%  Implied Premium to Unaffected 30-Day VWAP ($15.69)  (10%)  --%  +4%  +8%  +12%  +15%  +18%  +21%  Implied Premium to Unaffected Closing Price ($13.35)  +6%  +18%  +22%  +27%  +31%  +35%  +39%  +42%  Implied 2022E DPU Yield  8.5%  7.6%  7.4%  7.1%  6.9%  6.7%  6.5%  6.3%  Initial Proposal @  Current PBF Unaffected   Spot Price 30-Day VWAP As of 7/8/22   Illustrative PBFX Price  $14.14 $15.69 $16.31  $17.00  $17.50  $18.00  $18.50  $19.00  Implied 2022E DCF Yield  18.5%  16.7%  16.0%  15.4%  14.9%  14.5%  14.1%  13.8%  25.0% - 15.0%  Implied TEV / 2022E EBITDA  6.5x  6.9x  7.1x  7.3x  7.5x  7.6x  7.8x  7.9x  7.0x - 8.5x  Cash  $7.85  $8.16  $8.50  $8.75  $9.00  $9.25  $9.50  Equity  7.85  8.16  8.50  8.75  9.00  9.25  9.50  $15.69  $16.31  $17.00  $17.50  $18.00  $18.50  $19.00  Total Consideration  Implied PBF Exchange Ratio Based On:  PBF 30-Day VWAP ($34.92)  0.225x  0.234x  0.243x  0.251x  0.258x  0.265x  0.272x  Memo: Implied Value Based on PBF Closing Price ($28.61)  $14.27  $14.84  $15.46  $15.92  $16.37  $16.83  $17.28  PBF 7/8/22 Closing Price ($28.61)  0.274x  0.285x  0.297x  0.306x  0.315x  0.323x  0.332x  0.159x  0.165x  0.172x  0.177x  0.182x  0.188x  0.193x  Cash  $7.82  $7.82  $7.82  $7.82  $7.82  $7.82  $7.82  Equity  7.87  8.49  9.18  9.68  10.18  10.68  11.18  $15.69  $16.31  $17.00  $17.50  $18.00  $18.50  $19.00  Total Consideration  Implied PBF Exchange Ratio Based On:  PBF 30-Day VWAP ($34.92)  Memo: Implied Value Based on PBF Closing Price ($28.61)  0.225x  $14.27  0.243x  $14.78  0.263x  $15.34  0.277x  $15.75  0.292x  $16.16  0.306x  $16.57  0.320x  $16.98  PBF 7/8/22 Closing Price ($28.61)  0.275x  0.297x  0.321x  0.338x  0.356x  0.373x  0.391x  0.172x  0.186x  0.196x  0.206x  0.217x  0.227x  50% Equity / 50% Cash  $7.82 Cash Consideration  Midpoint of PBF Preliminary Valuation ($49.33)(2)  Midpoint of PBF Preliminary Valuation ($49.33)(2) 0.160x  Note: Market data as of July 8, 2022.  Reflects range of metrics used in PBFX Comparable Companies preliminary valuation analysis.  Reflects average low and average high implied unit prices from PBF preliminary illustrative valuation analysis. Source: Company disclosure, FactSet, Management projections.   Peer Range(1)   11.0% - 8.5%  PBFX Transaction Analysis at Various Prices  24

 PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION  Unit (6/23/22)  AMNA I  Prem. to Unaffected PBFX Unit Pric  +5.1%  $14  Prem. to Unaffected PBFX Unit Price  15.6%  +5.2%  $14.05  $15.45  $16.1  Prem. to Unaffected PBFX Unit Price  15.8%  21.0%  26.3  $13.35  Median of LT&S Peers(1)  Median of Small Cap MLP Peers(2)  25  Illustrative PBFX Unit Price Based on Peer Performance  Note: Market data as of July 8, 2022.  Includes DKL, HEP, MMP, NS, PAA.  Includes CAPL, GEL, GLP, MMLP, USDP.  Source: FactSet.

 PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION  Proposed Next Steps  26  Finalize due diligence  Outstanding requested items  Develop and request PBF sensitivity case  Reconvene with Committee; timing dependent on the above  Evaluate outcomes of continued due diligence  Impact on valuations, if any  Potential counterproposal, including value and consideration mix  Review and comment on draft Merger Agreement (in process)

 PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION  V. Appendix  27

 PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION  Tab A. Situation Overview  28

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Simplified Organizational Structure


Current and Former Management
<1.0% Voting interest
>99.0% Voting and Economic interest
Public Stockholders
PBF Energy Inc. (NYSE: PBF)
<1.0% Economic non-voting interest
100% management power
>99% Economic interest
PBF Energy Company LLC
PBF Logistics GP LLC
PBF Holding Company LLC
PBF RCF ($4.3bn capacity)
PBF Sr. Notes due 2025
PBF Sr. Notes due 2028
Non-economic GP interest
47.9% LP interest
Refining & Other Subsidiaries
Catalyst Financing Obligations
Public Common Unitholders
52.1% LP interest
PBF Logistics LP (NYSE: PBFX).
PBFX RCF ($500mm capacity)
PBFX Sr. Notes due 2023
PBF Logistics Finance Corporation
Operating Subsidiaries

Note: Market data as of July 8, 2022. Balance sheet data as of March 31, 2022; pro forma the early redemption of PBF's 9.25% Senior Secured Notes due 2025.
Source: Wall Street research, Public disclosure, FactSet, S&P.

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Status Quo Capitalization Overview

Selected Commentary

1. PBFX capitalization does not ascribe value to PBFX's non-economic GP interest held by PBF
2. PBF's non-controlling interest in PBFX represents the market value of the unaffiliated PBFX units owned by the public
3. Other noncontrolling interests reflect PBF Energy Inc.'s noncontrolling interest in PBF Holding. PBF Holding owns an 80% interest Collins Pipeline Company and T&M Terminal Company

PBFX and PBF Capitalization

PBFX

	Metric[3]	3/31/2022	6/30/2022[1]
Common Unit (PBF) (mm)		30.0	30.0
Common Unit (Public) (mm)		32.6	32.6
Fully Diluted Units Outstanding (mm)		**62.6**	**62.6**
(x) PBFX Unit Price (as of 7/8/22)		$16.31	$16.31
LP Equity Value		**$1,021**	**$1,021**
Revolving Credit Facility		$75	$30
2023 Notes		525	525
Total Debt		**$600**	**$555**
(-) Cash		(53)	(53)
Net Debt		**$547**	**$502**
TEV (1)		**$1,568**	**$1,523**
TEV / 2022E EBITDA	$214	7.3x	7.1x
TEV / 2023E EBITDA	$218	7.2x	7.0x
Net Debt / 2022E EBITDA	$214	2.6x	2.3x
2022E DCF Yield	$2.61	16%	16%
2023E DCF Yield	$2.40	15%	15%
2022E Distr. Yield	$1.20	7%	7%
2023E Distr. Yield	$1.20	7%	7%

PBF

	Metric[3]	3/31/2022[2]	6/30/2022[1]
Common Shares Outstanding		120.8	120.8
(x) PBF Share Price (as of 7/8/22)		$28.61	$28.61
Market Capitalization		**$3,457**	**$3,457**
PBF Series A Units Market Value		$27	$27
Market Capitalization		**$3,483**	**$3,483**
PBF Debt		$3,767	$1,530
PBFX Debt		600	555
Total Consolidated Debt		**$4,367**	**$2,085**
(-) Consolidated Cash		($1,435)	($700)
(2) (+) PBFX Equity Value (Public | at Market)		532	532
(3) (+) Other Noncontrolling Interests		11	11
Fully Consolidated TEV		**$6,959**	**$5,412**
Consolidated TEV / '22E EBITDA	$3,988	1.7x	1.4x
Consolidated TEV / '23E EBITDA	$2,073	3.4x	2.6x
Consol. Net Debt / '22E EBITDA	$3,988	0.7x	0.3x
2022E CFPS Yield	$23.95	84%	84%
2023E CFPS Yield	$8.78	31%	31%

Note: Market data as of July 8, 2022.
(1) Estimated balances from PBF management presentation on July 7, 2022 at 104.625%.
(2) Pro forma the early redemption of PBF's 9.25% Senior Secured Notes due 2025.
(3) Based on management projections.
Source: Company disclosure, FactSet, Management projections.

INTREPID | 30

 PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION  $20.41  $20  $0  $5  $10  $15  $  Jan-20  Jul-20  Indexed to PBFX Unit Price  31  Historical PBFX Price Performance  Indexed Price Performance Since January 1, 2020  Note: Market data as of July 8, 2022.  Includes DKL, HEP, MMP, NS and PAA.  Includes CAPL, GEL, GLP, MMLP and USDP.  Volume  PBFX  Jan-21  Earnings  Jul-21  LT&S Peers (1)  --  Jan-22 Jul-22  Other Small Cap MLP Peers (2)   PBFX Historical Trading Metrics    Unaffected (6/23/22) Current (7/8/22)   VWAP Since 6/23/22 $15.49  10-day VWAP  $14.61  $15.49  20-day VWAP  $15.91  $15.23  30-day VWAP  $15.69  $15.72  60-day VWAP  $15.45  $15.56  90-day VWAP  $14.83  $15.08  52-Week VWAP  $13.54  $13.66  52-Week High  $17.49  $17.49  52-Week Low  $10.83  $10.83  Unaffected Date (6/23/2022)  Source: FactSet, company disclosure.

 PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION  $25.68; (19%)  $28.61; (10%)  --  5,000  10,000  15,000  $33.92; 7%  20,000  25,000  $50 30,000  $0  $5  $15  $10  $20  $25  $31.79  $30  $35  $40  $45  Jan-20  Jul-20  Jan-21  Jul-21  Jan-22  Jul-22  Volume (000s)  Indexed to PBF Share Pirce  32  Historical PBF Price Performance  Indexed Price Performance Since January 1, 2020  Note: Market data as of July 8, 2022.  Mid-cap refiners peers include CVI, DK, DINO and PARR.  Large cap refiner peers include MPC, PSX and VLO.  Volume  PBF  Earnings  Mid-Cap Refiners(1)  Large Cap Refiners(2)  Unaffected Date (6/23/2022)   PBF Historical Trading Metrics    Unaffected (6/23/22) Current (7/8/22)   VWAP Since 6/23/22 $30.26  10-day VWAP  $36.28  $30.26  20-day VWAP  $36.89  $33.62  30-day VWAP  $35.34  $34.92  60-day VWAP  $31.48  $32.20  90-day VWAP  $27.64  $28.73  52-Week VWAP  $17.73  $18.26  52-Week High  $43.74  $43.74  52-Week Low  $7.44  $7.44  Source: FactSet, company disclosure.

 PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION  665  Unsecured  7.250%  Jun-25  9.63%  802  Unsecured  6.000%  Feb-28  9.95%  --  ABL Facility Tranche 1  n.a.  May-23  n.a.  --  ABL Facility Tranche 2  n.a.  Jan-25  n.a.  63  Catalyst Financing  n.a.  n.a.  n.a.  Mean  7.500%  9.44%  Median  7.250%  9.63%  Amount Security Coupon Maturity YTW  $1,250 (1) Secured 9.250% May-25 8.73%  33  Note: Market data as of July 8, 2022.  (1) Announced full redemption of $1.25bn Senior Secured Notes due 2025 on June 9, 2022 at a redemption price of 104.625%; notes were redeemed on July 11, 2022.  Debt Trading Analysis | PBF & PBFX  PBF Logistics (PBFX)  PBF Energy (PBF)  75  Secured RCF  n.a.  Jul-23  n.a.  Mean  6.875%  8.72%  Median  6.875%  8.72%  Amount  Security  Coupon  Maturity  YTW  $525  Unsecured  6.875%  May-23  8.72%  $98.50  $110  $100  $90  $80  $70  $60  $50  $40  $30  $120  Jan-20  Jul-20  Jan-21  Jul-21  2023 Unsec.  Jan-22  Jul-22  $104.63  $94.00  $83.31  $120  $110  $100  $90  $80  $70  $60  $50  $40  $30  Jan-20  Jul-20 2025 Sec.  Jan-21  Jul-21  Jan-22  Jul-22  2025 Unsec.  2028 Unsec.  Source: FactSet, Public disclosure.  (1)

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PBFX | Ownership Summary

Ownership Breakdown


Other
11%
Retail
20%
PBF Energy
48%
ClearBridge Investments
5%
Invesco
6%
Carlos Slim
12%

Top 20 Unitholders

	Holder	Stake Units (mm)	% o/s	Cum. %	Value ($mm)
1	PBF Energy	30.0	47.9%	47.9%	$489
2	Carlos Slim	7.3	11.7%	59.5%	119
3	Invesco	3.5	5.6%	65.1%	57
4	ClearBridge Investments	2.9	4.6%	69.7%	47
5	Global X Management	2.6	4.1%	73.9%	42
6	JP Morgan	0.8	1.3%	75.2%	14
7	Goldman Sachs	0.8	1.3%	76.5%	13
8	Amundi Asset Management	0.7	1.2%	77.7%	12
9	Wells Fargo	0.5	0.8%	78.6%	8
10	First Trust Advisors	0.3	0.5%	79.0%	5
11	UBS	0.3	0.5%	79.5%	5
12	Morgan Stanley	0.3	0.4%	79.9%	4
13	Thomas Nimbley	0.2	0.3%	80.2%	3
14	Harvest Fund Advisors	0.2	0.3%	80.5%	3
15	Peak6 Capital	0.1	0.2%	80.7%	2
16	BofA Securities	0.1	0.2%	80.8%	2
17	Citadel Advisors	0.1	0.1%	81.0%	2
18	James Fedena	0.1	0.1%	81.1%	1
19	Matthew Lucey	0.1	0.1%	81.3%	1
20	Michael Gayda	0.1	0.1%	81.4%	1
	Total - Top 20 Holders	50.9	81.4%		$831
	All Other Holders	**11.7**	**18.6%**		**190**
	Grand Total	62.6	100.0%		$1,021
	Directors and Executive Officers	**0.7**	**1.0%**		**$11**
	Retail	**12.2**	**19.5%**		**$199**

Note: Market data as of July 8, 2022. Ownership percentages based on 62.6mm common units outstanding. Ownership based on latest available public filings.
Source: FactSet, Public disclosure.

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PBF | Ownership Summary

Ownership Breakdown


BlackRock
13%
Vanguard
10%
Carlos
Slim
10%
State Street
7%
Retail
15%
Other
45%

Top 20 Shareholders

		Stake			
	Holder	Shares (mm)	% o/s	Cum. %	Value ($mm)
1	BlackRock	15.8	13.1%	13.1%	$452
2	Vanguard	12.1	10.0%	23.1%	346
3	Carlos Slim	11.7	9.7%	32.8%	336
4	State Street	8.6	7.1%	39.9%	246
5	Dimensional Fund Advisors	5.5	4.6%	44.5%	157
6	Two Sigma	4.1	3.4%	47.8%	116
7	Invesco	2.5	2.1%	49.9%	72
8	Morgan Stanley	2.5	2.1%	52.0%	72
9	Newton Investment Management	2.4	2.0%	54.0%	69
10	Geode Capital Management	1.7	1.4%	55.4%	47
11	Charles Schwab	1.6	1.4%	56.7%	47
12	D. E. Shaw & Co.	1.3	1.1%	57.8%	37
13	Citadel Advisors	1.2	1.0%	58.8%	35
14	Voloridge Investment Management	1.2	1.0%	59.8%	34
15	Northern Trust Investments	1.1	0.9%	60.7%	32
16	Private Management Group, Inc.	1.1	0.9%	61.6%	32
17	Teachers Advisors	1.1	0.9%	62.5%	30
18	Norges Bank Investment Management	1.0	0.8%	63.3%	27
19	Arrowstreet Capital	0.9	0.8%	64.1%	27
20	Assenagon Asset Management	0.9	0.8%	64.9%	27
	Total - Top 20 Holders	78.4	64.9%		$2,242
	All Other Holders	**42.5**	**35.1%**		**1,215**
	Grand Total	120.8	100.0%		$3,457
	Directors and Executive Officers	**0.9**	**0.8%**		**$26**
	Retail	**17.8**	**14.8%**		**$510**

Note: Market data as of July 8, 2022. Ownership percentages based on 120.8mm common shares outstanding. Ownership based on latest available public filings.
Source: FactSet, Public disclosure.

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Top 25 Shareholder / Unitholder Analysis

PBF

($ in mm, except when noted)

Holder	Stake: Shares ('000s)	Stake: % o/s	Stake: Cum. % o/s	Market Value
BlackRock	15,793	13.1%	13.1%	$452
Vanguard	12,092	10.0%	23.1%	346
Carlos Slim	11,746	9.7%	32.8%	336
State Street	8,586	7.1%	39.9%	246
Dimensional Fund Advisors	5,502	4.6%	44.5%	157
Two Sigma	4,068	3.4%	47.8%	116
Invesco	2,518	2.1%	49.9%	72
Morgan Stanley	2,507	2.1%	52.0%	72
Newton Investment Management	2,427	2.0%	54.0%	69
Geode Capital	1,659	1.4%	55.4%	47
Charles Schwab	1,633	1.4%	56.7%	47
D. E. Shaw & Co.	1,307	1.1%	57.8%	37
Citadel Advisors	1,222	1.0%	58.8%	35
Voloridge Investment Mgmt.	1,204	1.0%	59.8%	34
Northern Trust	1,105	0.9%	60.7%	32
Private Management Group	1,104	0.9%	61.6%	32
Teachers Advisors	1,057	0.9%	62.5%	30
Norges Bank Investment Mgmt.	954	0.8%	63.3%	27
Arrowstreet Capital	945	0.8%	64.1%	27
Assenagon Asset Mgmt.	933	0.8%	64.9%	27
Renaissance Technologies	865	0.7%	65.6%	25
Fuller & Thaler Asset Mgmt.	832	0.7%	66.3%	24
Hwabao WP Fund Mgmt.	807	0.7%	66.9%	23
Bridgeway Capital Mgmt.	732	0.6%	67.5%	21
American Century Investment Mgmt.	722	0.6%	68.1%	21
Total - Top 25 Holders	**82,319**	**68.1%**		**$2,355**
Other Holders	**38,508**	**31.9%**		**$1,102**
Total Holders	**120,828**	**100.0%**		**$3,457**
Total - Shared Holders	**17,992**	**14.9%**		**$515**

PBFX

($ in mm, except when noted)

Holder	Stake: Units ('000s)	Stake: % o/s	Stake: Cum. % o/s	Market Value
PBF Energy	29,954	47.9%	47.9%	$489
Carlos Slim	7,295	11.7%	59.5%	119
Invesco	3,500	5.6%	65.1%	57
ClearBridge Investments	2,903	4.6%	69.7%	47
Global X Management	2,592	4.1%	73.9%	42
JP Morgan	844	1.3%	75.2%	14
Goldman Sachs	825	1.3%	76.5%	13
Amundi Asset Mgmt.	738	1.2%	77.7%	12
Wells Fargo	521	0.8%	78.6%	8
First Trust Advisors	310	0.5%	79.0%	5
UBS	291	0.5%	79.5%	5
Morgan Stanley	252	0.4%	79.9%	4
Thomas Nimbley	189	0.3%	80.2%	3
Harvest Fund Advisors	171	0.3%	80.5%	3
Peak6 Capital	109	0.2%	80.7%	2
BofA Securities	105	0.2%	80.8%	2
Citadel Advisors	94	0.1%	81.0%	2
James Fedena	90	0.1%	81.1%	1
Matthew Lucey	87	0.1%	81.3%	1
Michael Gayda	60	0.1%	81.4%	1
Citigroup	57	0.1%	81.5%	1
Charles Young	49	0.1%	81.5%	1
Timothy Davis	43	0.1%	81.6%	1
Trecia Canty	41	0.1%	81.7%	1
Moneta Group	36	0.1%	81.7%	1
Total - Top 25 Holders	**51,156**	**81.7%**		**$834**
Other Holders	**11,442**	**18.3%**		**$187**
Total Holders	**62,598**	**100.0%**		**$1,021**
Total - Shared Holders	**11,141**	**17.8%**		**$182**

PBF / PBFX Top 25 Crossholder Ownership (shaded rows)

Note: Market data as of July 8, 2022.
Source: FactSet, Company disclosure.

INTREPID | 36

 PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION  $82  $302  ($461)  $304  $589  $2,344  $1,777  $610  $499  $922  $920  $793  $705  $1,034  $226  $447  ($20)  ($293)  2021A  2022E 2023E  Wall Street Research  2024E  2025E  2026E  2027E  $396  $525  $988  $650  $650  $612  $667  $588  $550  $612  $550  $550  $550  1  1  0  $612  $613  $613  $550  $550  2023E  2021A 2022E  Note: Market data as of July 8, 2022.  2024E  2025E  Management  2026E  2027E  Consensus  $477  $1,290  $854  $1,139  $2,994  $2,302  $1,320  $1,111  $1,534  $1,532  $1,405  $1,318  $2,136  $1,001  $995  $530  $257  $139  2021A 2022E 2023E 2024E 2025E 2026E 2027E  PBF | Estimates Summary: 2022E – 2027E  37  Reflects EBITDA excluding special items as reported in PBF’s 2021 year-end results.  Reflects Operating Cash Flow less Capex.  Source: FactSet, Management projections, Company disclosure.  EBITDA ($mm)  Free Cash Flow ($mm)(2)  Capex ($mm)  Operating Cash Flow ($mm)  # of Brokers  13  13 2 1 1 0  $3,988  $2,833  $2,073  $2,151  $2,048  $1,902  $2,540  $1,886  $1,803  $440(1)  $1,511  $1,568  $1,390  $647  $566  $195  2021A  2022E  2023E  2024E  2025E  2026E  2027E  # of Brokers  6  6  2  1  1  0  # of Brokers  6  5  2  # of Brokers  6  5  2  1  1  0

 PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION  Tab B. Preliminary PBFX Valuation Analysis Support  38

 PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION  PBFX | Status Quo Financial Summary  Based on forecasts provided by Management on July 4, 2022  39  Source: Management projections.  ($ in millions, except where noted)  2022E  2023E  2024E  2025E  2026E  2027E  EBITDA  $212  $215  $222  $226  $177  $173  (+) Stock Based Comp  2  2  2  2  2  2  Adjusted EBITDA  $214  $218  $225  $228  $179  $175  (-) Cash Interest  (39)  (48)  (39)  (39)  (38)  (38)  (-) Maintenance Capex  (9)  (12)  (12)  (12)  (13)  (13)  (-) Mandatory Debt Service  --  (5)  (5)  (5)  (5)  (5)  Distributable Cash Flow  $166  $153  $168  $172  $123  $119  (÷) Avg. Fully Diluted Units Outstanding (mm)  63.5  63.7  63.9  64.0  64.2  64.4  DCF / LP Unit ($)  $2.61  $2.40  $2.63  $2.68  $1.92  $1.85  Coverage (x)  2.18x  2.00x  2.19x  2.24x  1.60x  1.54x  Cash Distribution per Common Unit  $1.20  $1.20  $1.20  $1.20  $1.20  $1.20  Total Distributions Paid  $76  $76  $77  $77  $77  $77  Leverage Metrics  PBFX Net Debt  $510  $428  $331  $231  $180  $133  PBFX Net Debt / LTM Adj. EBITDA  2.4x  2.0x  1.5x  1.0x  1.0x  0.8x

 PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION  PBFX | Summary of Valuation Methodologies Used  40  Methodology  Comparable Public Company Trading Analysis  Discounted Cash Flow Analysis  Distribution Discount  Model (“DDM”)  Precedent Transactions  Precedent Premiums Paid  Historical Market Valuations and Wall Street Research (For Reference Only)  Description / Key Metrics  Valuation based on trading metrics of selected peers:  Liquids Transportation and Storage Peers: DKL, HEP, MMP, NS and PAA  Other Small Cap MLP Peers: CAPL, GEL, GLP, MMLP and USDP  Metrics included: (i) TEV/EBITDA, (ii) LP Distributable Cash Flow Yield and (iii) LP Distribution Yield  Evaluated on a 2022E and 2023E basis  Valuation based on the present value of future cash flows expected to be generated by PBFX and an assumed terminal value (calculated by applying a range of terminal multiples to terminal year EBITDA)  Evaluated on an unlevered FCF basis  Ranges of terminal multiples based on public companies operating with similar asset profiles  Discount rate range reflective of PBFX’s weighted average cost of capital (“WACC”)  PBFX WACC implied by CAPM and an analysis of public companies operating with similar asset profiles  Valuation based on the present value of future expected distributions paid by PBFX and an assumed terminal value (calculated by applying a range of perpetuity growth rates to terminal year distribution)  Ranges of perpetuity growth rates based on PBFX’s cash flow projections and distribution growth rates of public companies  operating with similar asset profiles  Discount rate range reflective of PBFX’s cost of equity capital (“Ke”)  PBFX Ke implied by CAPM and an analysis of public companies operating with similar asset profiles  Valuation based on metrics for comparable MLP buy-in transactions  Metrics include: (i) LP Distributable Cash Flow Yield and (ii) LP Distribution Yield  – Evaluated on a FY+1 basis  Premiums paid analysis based on comparable MLP buy-in transactions  Analyzed historical market trading performance and valuation  Reviewed research analyst price targets included in equity research from two investment banks

 PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION  Note: Market data as of July 8, 2022.  (1) Based on $547mm of net debt and 62.6mm units outstanding as of March 31, 2022.  PBFX | Preliminary Illustrative Valuation Analysis – Trading Comparables  41  ($mm, unless otherwise noted)  Methodology Metrics Range Implied Unit Price ($/Unit)  2022E EBITDA: $214  Source: Public disclosure, Wall Street research, FactSet, Management projections.  7.0x - 8.5x  2023E EBITDA: $218  6.5x - 8.0x  2022E LP DCF / Unit: $2.61  25.0% - 15.0%  2023E LP DCF / Unit: $2.40  27.5% - 17.5%  2022E DPU: $1.20  11.0% - 8.5%  2023E DPU: $1.20  11.5% - 9.0%  Trading Comparables  $10.43  $10.91  $8.74  $10.45  $13.86  $13.33  $14.12  $13.73  $17.42  $19.08  $20.32  Unaffected Closing Price: $13.35  $15.19  $5.00  $10.00  $15.00  $20.00  $25.00  $30.00  Unaffected 30d VWAP: $15.69  (1)

 PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION  Note: Market data as of July 8, 2022.  (1) Based on $502mm of net debt and 62.6mm units outstanding as of June 30, 2022, per Management estimates.  42  PBFX | Preliminary Illustrative Valuation Analysis – Precedent Transactions  ($mm, unless otherwise noted)  Methodology Metrics Range Implied Unit Price ($/Unit)  NTM LP DCF / Unit: $2.46  Source: Public disclosure, Wall Street research, FactSet, Management projections.  12.0% - 8.5%  NTM DPU: $1.20  9.0% - 5.5%  Precedent Transaction Analysis  $13.33  $20.53  $21.82  $28.99  $5.00  $15.00  $25.00  $35.00  Unaffected Closing Unaffected 30d VWAP: $15.69 Price: $13.35  (1)

PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION

CONFIDENTIAL

PBFX | Comparable Company Trading Analysis

($bn, except per share data)

Group	Company	Unit Price	Market Cap	TEV	TEV/EBITDA 2022E	TEV/EBITDA 2023E	LP DCF Yield 2022E	LP DCF Yield 2023E	Distribution Yield LQA	Distribution Yield 2022E	Distribution Yield 2023E	LP Dist. Coverage 2022E	LP Dist. Coverage 2023E	Lev. ('22E EBITDA) Debt	Lev. ('22E EBITDA) Adj. Debt[(1)]	'22E - '23E CAGR EBITDA	'22E - '23E CAGR DCF	'22E - '23E CAGR Distr.
LT&S Peers	Plains All American	$10.18	$7.2	$18.6	8.2x	8.2x	18.3%	23.2%	8.5%	8.5%	8.8%	2.1x	2.6x	3.9x	4.5x	(1%)	25%	3%
LT&S Peers	Magellan Midstream Partners	47.61	10.1	15.0	10.5x	10.2x	11.0%	11.7%	8.7%	8.7%	8.9%	1.3x	1.3x	3.5x	3.4x	4%	5%	1%
LT&S Peers	NuStar	14.70	1.6	6.1	8.5x	8.2x	21.8%	21.5%	10.9%	10.9%	10.9%	2.0x	2.0x	4.3x	5.3x	3%	(1%)	--
LT&S Peers	Holly Energy Partners	16.19	2.0	3.7	8.9x	8.6x	14.8%	15.6%	8.6%	8.6%	10.3%	1.7x	1.5x	4.1x	4.0x	7%	5%	19%
LT&S Peers	Delek Logistics Partners LP	49.13	2.1	3.7	10.2x	8.2x	11.1%	14.3%	8.0%	8.1%	8.3%	1.4x	1.7x	4.7x	4.3x	37%	31%	3%
Other Small Cap MLP Peers	Genesis Energy	$8.2	$1.0	$5.4	8.6x	7.5x	27.3%	34.8%	7.3%	7.3%	7.3%	3.7x	4.8x	4.8x	5.7x	14%	27%	--
Other Small Cap MLP Peers	Global Partners	23.84	0.8	2.4	8.3x	8.6x	14.5%	13.4%	10.0%	10.1%	10.3%	1.7x	1.5x	4.8x	5.1x	(3%)	(12%)	2%
Other Small Cap MLP Peers	CrossAmerica Partners	20.55	0.8	1.6	10.2x	9.8x	14.8%	15.1%	10.2%	10.2%	10.2%	1.4x	1.5x	5.2x	5.2x	4%	2%	--
Other Small Cap MLP Peers	Martin Midstream Partners	3.82	0.1	0.6	5.4x	5.7x	27.8%	32.3%	0.5%	0.5%	0.5%	53.2x	61.8x	4.1x	4.1x	(6%)	16%	--
Other Small Cap MLP Peers	USD Partners LP	5.29	0.2	0.4	7.4x	5.2x	25.7%	39.3%	9.3%	9.6%	11.8%	2.7x	3.3x	4.4x	4.4x	43%	53%	23%
	Mean - All (10 Companies)				**8.6x**	**8.0x**	**18.7%**	**22.1%**	**8.2%**	**8.3%**	**8.7%**	**7.1x**	**8.2x**	**4.4x**	**4.6x**	**10%**	**15%**	**5%**
	Median - All (10 Companies)				**8.5x**	**8.2x**	**16.5%**	**18.6%**	**8.7%**	**8.7%**	**9.5%**	**1.9x**	**1.9x**	**4.4x**	**4.4x**	**4%**	**11%**	**2%**
	Mean - LT&S (5 Companies)				**9.3x**	**8.7x**	**15.4%**	**17.3%**	**9.0%**	**9.0%**	**9.4%**	**1.7x**	**1.8x**	**4.1x**	**4.3x**	**10%**	**13%**	**5%**
	Median - LT&S (5 Companies)				**8.9x**	**8.2x**	**14.8%**	**15.6%**	**8.6%**	**8.6%**	**8.9%**	**1.7x**	**1.7x**	**4.1x**	**4.3x**	**4%**	**5%**	**3%**
	Mean - Small Cap MLPs (5 Companies)				**8.0x**	**7.4x**	**22.0%**	**27.0%**	**7.5%**	**7.6%**	**8.0%**	**12.6x**	**14.6x**	**4.7x**	**4.9x**	**10%**	**17%**	**5%**
	Median - Small Cap MLPs (5 Companies)				**8.3x**	**7.5x**	**25.7%**	**32.3%**	**9.3%**	**9.6%**	**10.2%**	**2.7x**	**3.3x**	**4.8x**	**5.1x**	**4%**	**16%**	**--**
	PBFX - Consensus (6/23/22)	**$13.35**	**$0.8**	**$1.4**	**6.3x**	**6.1x**	**20.8%**	**22.2%**	**9.0%**	**9.0%**	**9.0%**	**2.3x**	**2.5x**	**2.6x**	**2.6x**	**2%**	**7%**	**--**
	PBFX - Consensus (7/8/22)	**$16.31**	**$1.0**	**$1.6**	**7.1x**	**7.0x**	**17.0%**	**18.2%**	**7.4%**	**7.4%**	**7.4%**	**2.3x**	**2.5x**	**2.6x**	**2.6x**	**2%**	**7%**	**--**
	PBFX - Management (6/23/22)	**$13.35**	**$0.8**	**$1.3**	**6.3x**	**6.1x**	**19.6%**	**18.0%**	**9.0%**	**9.0%**	**9.0%**	**2.2x**	**2.0x**	**2.4x**	**2.4x**	**2%**	**(8%)**	**--**
	PBFX - Management (7/8/22)	**$16.31**	**$1.0**	**$1.5**	**7.1x**	**7.0x**	**16.0%**	**14.7%**	**7.4%**	**7.4%**	**7.4%**	**2.2x**	**2.0x**	**2.4x**	**2.4x**	**2%**	**(8%)**	**--**

Note: Market data as of July 8, 2022. Peers sorted by TEV. PBFX consensus metrics reflect balance sheet data as of March 31, 2022; PBFX management metrics reflect balance sheet data as of June 30, 2022.
(1) Adjusted debt reflects 50% debt treatment for preferred equity.
Source: FactSet, Public disclosure, Wall Street research, Management projections.

INTREPID 43

 PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION  44  Note: Discounted cash flow analysis based on cash flows discounted to June 30, 2022.  (1) Balance sheet data as of June 30, 2022 per Management estimates.  Sensitivity Analysis  PBFX | Discounted Cash Flow Analysis – Unlevered Free Cash Flow  ($ in millions, unless noted)  2H 2022E  2023E  2024E  2025E  2026E  2027E  Terminal  EBITDA  $105  $218  $225  $228  $179  $175  $175  (-) Maintenance CapEx  (5)  (12)  (12)  (12)  (13)  (13)  (13)  (-) Growth CapEx  (4)  --  --  --  --  --  --  (+/-) Change in Working Capital  (1)  --  --  --  --  --  --  Unlevered Free Cash Flow ("FCF")  $95  $206  $212  $216  $167  $162  $162  PV of FCF (10.50% WACC)  $823  Terminal EBITDA  $175  (x) Terminal Multiple  7.3x  Terminal Value (Undiscounted)  $1,271  PV of Terminal Value (10.50% WACC)  $733  Memo: % of Total TEV  47.1%  Memo: Implied Perpetuity Growth Rate  (2.6%)  Implied TEV  $1,556  (-) Debt  (+) Cash  (555)(1)  53 (1)  Implied Equity Value  $1,055  (/) Total Units Outstanding  62.6  Implied Share Price  $16.85  PV of Terminal Value Implied TEV Implied Unit Price Implied Perpetuity Growth Rate   Terminal Multiple   Source: Management projections.  PV of   FCF   6.5x  6.9x  7.3x  7.6x  8.0x  6.5x  6.9x  7.3x  7.6x  8.0x  6.5x  6.9x  7.3x  7.6x  8.0x  6.5x  6.9x  7.3x  7.6x  8.0x  12.00%  $797  $610  $646  $681  $716  $751  $1,407  $1,443  $1,478  $1,513  $1,548  $14.47  $15.03  $15.59  $16.16  $16.72  (2.7%)  (2.0%)  (1.3%)  (0.8%)  (0.2%)  11.25%  810  633  670  706  743  779  1,443  1,480  1,516  1,553  1,589  15.04  15.62  16.21  16.79  17.38  (3.3%)  (2.6%)  (2.0%)  (1.4%)  (0.9%)  10.50%  823  657  695  733  771  809  1,480  1,518  1,556  1,594  1,632  15.64  16.24  16.85  17.45  18.06  (3.9%)  (3.2%)  (2.6%)  (2.0%)  (1.5%)  9.75%  837  682  722  761  801  840  1,519  1,559  1,598  1,637  1,677  16.26  16.88  17.51  18.14  18.77  (4.5%)  (3.8%)  (3.2%)  (2.6%)  (2.1%)  9.00%  851  709  750  791  831  872  1,560  1,600  1,641  1,682  1,723  16.90  17.55  18.21  18.86  19.51  (5.1%)  (4.5%)  (3.8%)  (3.3%)  (2.8%)  WACC

 PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION  45  Note: Discounted cash flow analysis based on distributions discounted to June 30, 2022.  Sensitivity Analysis  PBFX | Discounted Cash Flow Analysis – Distribution Discount Model  ($ in millions, unless noted)  2H 2022E  2023E  2024E  2025E  2026E  2027E  Terminal  Total Distributable Cash Flow  (/) Average Units Outstanding (mm)  $80  63.5  $153  63.7  $168  63.9  $172  64.0  $123  64.2  $119  64.4  DCF / Unit ("DCFPU")  $1.26  $2.40  $2.63  $2.68  $1.92  $1.85  LP Distribution / Unit ("DPU")  $0.60  $1.20  $1.20  $1.20  $1.20  $1.20  $1.20  Memo: Implied Coverage  2.10x  2.00x  2.19x  2.24x  1.60x  1.54x  PV of LP DPU (12.5% Ke)  $4.85  Terminal LP DPU  $1.20  (/) Implied Terminal Yield  11.8%  Terminal Value (Undiscounted)  $9.60  Memo: Perpetuity Growth Rate  0.0%  PV of Terminal Value (12.5% Ke)  $5.33  Memo: % of Total  52.3%  Implied Unit Price  $10.18  PV of Terminal Value Implied Unit Price Implied Terminal DPU Yield  PV of DPU   Perpetuity Growth Rate (1.0%) (0.5%) 0.0% 0.5% 1.0% (1.0%) (0.5%) 0.0% 0.5% 1.0% (1.0%) (0.5%) 0.0% 0.5% 1.0%  15.00%  13.75%  12.50%  11.25%  10.00%  $4.60  $3.69  $3.83  $3.98  $4.13  $4.30  $8.29  $8.43  $8.58  $8.73  $8.90  15.1%  14.5%  14.0%  13.5%  12.9%  4.72  4.23  4.40  4.58  4.78  4.99  8.95  9.12  9.31  9.50  9.71  14.0%  13.4%  12.9%  12.4%  11.8%  4.85  4.88  5.10  5.33  5.58  5.85  9.74  9.95  10.18  10.43  10.70  12.9%  12.3%  11.8%  11.3%  10.7%  4.99  5.69  5.96  6.26  6.58  6.94  10.68  10.95  11.25  11.57  11.93  11.7%  11.2%  10.7%  10.1%  9.6%  5.13  6.70  7.06  7.45  7.88  8.36  11.84  12.19  12.58  13.01  13.49  10.6%  10.1%  9.5%  9.0%  8.5%  Cost of Equity  Source: Management projections.

 PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION  ($ in billions, unless noted) Adj. Beta(1)   Market Value Net Debt / Tax Levered Unlevered   Company  of Equity  Net Debt  Preferred  Total Cap.  Rate  1-yr  3-yr  5-yr  1-yr  3-yr  5-yr  Magellan Midstream Partners  $10.1  $4.9  $ --  33%  --  0.61  0.93  0.90  0.41  0.63  0.60  Plains All American  7.2  8.8  2.7  47%  --  0.89  1.16  1.12  0.34  0.45  0.43  Delek Logistics Partners  2.1  1.5  --  42%  --  0.72  1.05  0.99  0.42  0.61  0.57  Holly Energy Partners  2.0  1.6  --  44%  --  0.77  0.60  0.65  0.43  0.34  0.36  NuStar Energy  1.6  3.1  1.4  51%  --  0.68  0.91  0.98  0.18  0.24  0.26  Genesis Energy  1.0  3.0  1.1  56%  --  0.73  1.34  1.26  0.14  0.26  0.25  Global Partners  0.8  1.3  0.1  59%  --  1.01  0.89  0.90  0.36  0.31  0.32  CrossAmerica Partners  0.8  0.8  --  51%  --  0.63  0.68  0.69  0.31  0.34  0.34  USD Partners  0.2  0.2  --  55%  --  0.46  0.74  0.73  0.20  0.33  0.32  Martin Midstream Partners  0.1  0.5  --  77%  --  0.60  0.87  0.83  0.14  0.20  0.19  Mean – All  Median – All  51%  51%  0.71  0.70  0.92  0.90  0.90  0.90  0.29  0.33  0.37  0.33  0.36  0.33  LT&S Mean LT&S Median  43%  44%  0.73  0.72  0.93  0.93  0.93  0.98  0.36  0.41  0.45  0.45  0.45  0.43  Other Small Cap Other Small Cap  MLP Peers Mean MLP Peers Median  59%  56%  0.69  0.63  0.90  0.87  0.88  0.83  0.23  0.20  0.29  0.31  0.28  0.32  PBFX  $1.0  $0.5  $ --  35%  --  0.78  1.32  1.17  0.51  0.86  0.76  46  PBFX | Weighted Average Cost of Capital (“WACC”) Analysis  Note: Market data as of July 8, 2022. Balance sheet data as of March 31, 2022. Peers sorted by market value of equity.  Represents historical Bloomberg adjusted beta, regressed weekly against the S&P 500.  30-year treasury yield as of July 8, 2022.  βU = βL/(1+D/E x (1-t)).  Sourced from Kroll Cost of Capital Navigator – 2022.  Represents size premium for CRSP 8th decile as of December 31, 2021 (range of $0.6bn - $1.3bn market capitalization).  Cost of Equity and WACC Calculation  Risk-Free Rate(2)  3.3%  Unlevered Beta(3)  0.65  Target Net Debt / Total Cap.   35.0%   Cost of Equity Sensitivity Analysis  Unlevered Beta  0.55  0.60  0.65  0.70  0.75  bt  20%  9.6%  10.1%  10.5%  11.0%  11.5%  et De Cap.  28%  10.1%  10.7%  11.2%  11.7%  12.2%  N  tal  35%  10.8%  11.4%  11.9%  12.5%  13.1%  Target  / To  43%  50%  11.6% 12.3% 12.9% 13.6% 14.2%  12.7% 13.4% 14.2% 14.9% 15.7%  Intrepid estimate for long-term borrowing rate in current market.  WACC = (KE x (1-Net Debt/(Net Debt+Equity)))+(KD x (Net Debt/(Net Debt+Equity))).  Source: Bloomberg, 2022 Kroll Valuation Handbook, U.S. Department of the Treasury, Public disclosure, FactSet.  WACC Sensitivity Analysis  Unlevered Beta  0.55  0.60 0.65  0.70  0.75  20%  28%  35%  43%  50%  9.4%  9.7%  10.0%  10.3%  10.6%  9.8%  10.1%  10.4%  10.7%  11.0%  10.1%  10.4%  10.7%  11.0%  11.3%  10.5%  10.8%  11.1%  11.4%  11.7%  10.9%  11.2%  11.5%  11.8%  12.1%  Target Net Debt  / Total Cap.  Levered Beta  Equity Risk Premium(4) Size Premium(5)  1.00  7.5%  1.2%  Implied Cost of Equity  11.9%  Pre-Tax Cost of Debt(6) Tax Rate  8.5%  0.0%  After-Tax Cost of Debt  8.5%  Target Net Debt / Total Cap.  35.0%  WACC(7)  10.7%

 PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION  PBFX | Selected Peer Debt Trading Analysis  47  Note: Market data as of July 8, 2022.  (1) Excludes CAPL, MMLP and USDP due to lack of publicly traded and/or comparable debt. Source: Bloomberg, Public disclosure, FactSet.  LT&S Peers  Other Small  Cap MLP Peers(1)  Mean – All  5.739%  8.049%  Median – All  6.375%  8.231%  LT&S Mean  5.110%  7.062%  LT&S Median  5.000%  7.264%  Other Small Cap MLP Peers Mean  7.313%  10.517%  Other Small Cap MLP Peers Median  7.313%  10.517%  PBFX  May-23  $525  Sr. Unsecured  5.000%  B3 / B+  98.5  8.723%  Issue Rating  Price  YTW  Issuer Maturity Date Amount ($mm) Security Coupon  DKL Jun-28 $400 Sr. Unsecured 7.125%  B3 / B+  91.5  9.018%  HEP  Feb-28  500  Sr. Unsecured  5.000%  B1 / BB+  89.8  7.264%  MMP  Jun-30  500  Sr. Unsecured  3.250%  Baa1 / BBB+  88.2  5.083%  NS  Oct-30  600  Sr. Unsecured  6.375%  Ba3 / BB-  89.0  8.231%  PAA  Sep-30  750  Sr. Unsecured  3.800%  Baa3 / BBB-  87.6  5.712%  GEL  Feb-28  721  Sr. Unsecured  7.750%  B2 / B  86.8  10.992%  GLP  Jan-29  350  Sr. Unsecured  6.875%  B2 / B+  85.1  10.042%

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CONFIDENTIAL

Select Midstream Parent-MLP Buy-In Precedent Transactions

					Transaction Metrics		Final Premium to:	
Unaff. Date	Buyer	Target	8/8ths Equity Value ($bn)[1]	Buyer % Owned	FY+1 LP DCF Yield	FY+1 LP DPU Yield	1-Day	30-Day VWAP
5/13/22	Diamondback Energy	Rattler Midstream LP	$2.2	74%	11.3%[2]	8.0%[2]	17%	9%
1/10/22	Hartree Partners	Sprague Resources	0.5	75%	12.6%	9.2%	27%	39%
10/8/21	Ergon	Blueknight Energy Partners	0.2	32%	9.0%	3.7%	51%	47%
10/25/21	Phillips 66	Phillips 66 Partners	10.1	70%	10.6%	4.2%	7%	0%
8/4/21	BP	BP Midstream Partners	1.5	54%	11.2%	9.8%[2]	11%	3%
2/4/21	Chevron Corp.	Noble Midstream Partners	1.1	62%	21.3%	6.0%	(1%)	6%
10/2/20	TC Energy Corporation	TC PipeLines	2.1	24%	13.5%[2]	8.8%	14%	12%
2/25/20	Equitrans Midstream	EQM Midstream Partners	4.6	54%	21.6%	5.2%	0%	3%
8/27/19	Blackstone	Tallgrass Energy	6.3	44%	10.6%	10.0%	56%	23%
11/7/18	Western Gas Equity Partners	Western Gas Partners	8.4	30%	8.5%	8.1%[2]	8%	8%
10/19/18	EnLink Midstream	EnLink Midstream Partners	6.5	22%	9.2%	8.5%[2]	1%	4%
10/17/18	Valero Energy	Valero Energy Partners	2.9	68%	7.0%	5.7%	7%	12%
9/18/18	Dominion Energy	Dominion Energy Midstream Partners	2.8	61%	8.2%	8.2%[3]	1%	8%
8/1/18	Energy Transfer Equity	Energy Transfer Partners	27.5	2%	12.5%	9.8%[2]	11%	14%
7/9/18	ArcLight	TransMontaigne Partners	0.7	20%	9.3%	7.8%	14%	9%
5/16/18	Enbridge	Spectra Energy Partners	17.6	83%	9.8%	8.7%	10%	3%
5/16/18	Enbridge	Enbridge Energy Partners	4.9	33%	14.9%	9.1%	9%	6%
3/15/18	Williams	Williams Partners	38.9	74%	7.6%	6.4%	14%	13%
2/7/18	Tallgrass Energy GP	Tallgrass Energy Partners	3.5	35%	9.6%	8.4%[2]	10%	10%
9/23/16	Columbia Pipeline Group	Columbia Pipeline Partners	1.7	47%	4.9%	4.7%	11%	17%
		Summary Statistics (20 Transactions)						
75th Percentile			**$7.0**	**68%**	**12.5%**	**8.9%**	**13.6%**	**13.3%**
Mean			**$7.2**	**48%**	**11.2%**	**7.5%**	**13.9%**	**12.3%**
Median			**$3.2**	**50%**	**10.2%**	**8.2%**	**10.3%**	**9.0%**
25th Percentile			**$1.7**	**31%**	**8.9%**	**6.0%**	**7.1%**	**5.3%**

Note: Excludes non-limited partnership/LLC transactions or transactions with non-US targets. Transaction metrics are based on management projections available in public disclosure (e.g., proxy statement).

(1) Does not include value attributable to an economic general partner or to incentive distribution rights.

(2) Reflects yield based on Wall Street consensus metrics.

(3) Based on LQA distribution per unit prior to announcement.

Source: FactSet, Wall Street research, Public disclosure.

INTREPID | 48

 PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION  100%  Price Targets and Ratings  Broker  Date  Forward Price Target  Rating  Credit Suisse  6/23/22  $16.50  Hold  Raymond James  4/28/22  16.00  Hold  High  $16.50  0 Buy  Mean (2 Brokers)  $16.25  2 Hold  Median (2 Brokers)  $16.25  0 Sell  Low  $16.00  49  PBFX | Wall Street Research Summary  Note: Market data as of July 8, 2022. Price Targets and Ratings reflect select research reports. Source: Wall Street research.  Ratings Summary  Hold  Sell  Buy

 PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION  Tab C. Preliminary PBF Valuation Analysis Support  50

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PBF | Status Quo Financial Summary

Based on forecasts provided by Management on July 4, 2022

($ in millions, except where noted)	2022E	2023E	2024E	2025E	2026E	2027E
Consolidated						
Consolidated EBITDA	$3,759	$2,231	$2,166	$2,061	$1,914	$1,815
(+/-) PBF Change in TRA	229	(158)	(14)	(13)	(12)	(12)
Consolidated EBITDA excl. Special Items	**$3,988**	**$2,073**	**$2,151**	**$2,048**	**$1,902**	**$1,803**
(-) Interest Expense	(290)	(169)	(161)	(170)	(160)	(159)
Memo: GAAP Taxes	*(765)*	*(425)*	*(410)*	*(379)*	*(342)*	*(315)*
Memo: Deferred Taxes	*710*	*207*	*22*	*3*	*(25)*	*(41)*
(-) Cash Taxes	(55)	(218)	(387)	(376)	(367)	(356)
(-) MRC Earnout	--	(100)	(100)	--	--	--
(+/-) Changes in Working Capital	(711)	(507)	--	--	--	--
(+) PBF Stock Based Comp	28	28	28	28	28	28
(+) PBFX Stock Based Comp	2	2	2	2	2	2
(+) Other	31	2	--	--	--	--
Consolidated Operating Cash Flow	**$2,994**	**$1,111**	**$1,534**	**$1,532**	**$1,405**	**$1,318**
Consolidated Operating CFPS	**$23.95**	**$8.78**	**$11.97**	**$11.82**	**$10.71**	**$9.93**
Memo: Avg. Fully Diluted Shares Outstanding	*125*	*127*	*128*	*130*	*131*	*133*
PBF Standalone						
Consolidated EBITDA excl. Special Items	$3,988	$2,073	$2,151	$2,048	$1,902	$1,803
(-) PBFX EBITDA	(212)	(215)	(222)	(226)	(177)	(173)
(+) PBFX Distributions to PBF	36	36	36	36	36	36
PBF Standalone EBITDA	**$3,812**	**$1,894**	**$1,965**	**$1,858**	**$1,761**	**$1,666**
Consolidated Operating Cash Flow	$2,994	$1,111	$1,534	$1,532	$1,405	$1,318
(-) PBFX Operating Cash Flow	(173)	(170)	(185)	(189)	(141)	(137)
(+) PBFX Distributions to PBF	36	36	36	36	36	36
PBF Standalone Operating Cash Flow	**$2,857**	**$977**	**$1,384**	**$1,379**	**$1,300**	**$1,216**
PBF Standalone Operating CFPS	**$22.86**	**$7.72**	**$10.81**	**$10.63**	**$9.91**	**$9.16**
Memo: Avg. Fully Diluted Shares Outstanding	*125*	*127*	*128*	*130*	*131*	*133*
Leverage Metrics						
Consolidated Net Debt	$587	$130	($751)	($1,630)	($2,381)	($3,045)
(-) PBFX Net Debt	(510)	(428)	(331)	(231)	(180)	(133)
PBF Standalone Net Debt	$77	($298)	($1,082)	($1,861)	($2,561)	($3,177)
Consolidated Net Debt / LTM EBITDA	0.1x	0.1x	(0.3x)	(0.8x)	(1.3x)	(1.7x)
PBF Standalone Net Debt / LTM EBITDA	0.0x	(0.2x)	(0.6x)	(1.0x)	(1.5x)	(1.9x)

Source: Management projections.

INTREPID 51

 PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION  PBF | Summary of Valuation Methodologies Used  Methodology  Description / Key Metrics  Comparable Public Company Trading Analysis  Valuation based on trading metrics of selected peers:  Refiner Peers: CVI, DK, DINO, MPC, PARR, PSX and VLO  Metrics included: (i) TEV/EBITDA and (ii) Operating Cash Flow Yield  Evaluated on a 2022E and 2023E basis  Historical Market Valuations and Wall Street Research (For Reference Only)  Analyzed historical market trading performance and valuation  Reviewed research analyst price targets included in equity research from 16 investment banks  Discounted Cash Flow Analysis  Valuation based on the present value of future cash flows expected to be generated by PBF and an assumed terminal value (calculated by applying a range of perpetuity growth rates to terminal year free cash flow)  52  Evaluated on an unlevered FCF basis  Ranges of perpetuity growth rates based on PBF’s cash flow projections and public companies operating with similar asset  profiles  Discount rate range reflective of PBF’s weighted average cost of capital (“WACC”)  PBF WACC implied by CAPM and an analysis of public companies operating with similar asset profiles

 PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION  Note: Market data as of July 8, 2022.  (1) Based on $2.9bn of net debt, 120.8mm Class A common stock and 0.9mm Series A Units outstanding as of March 31, 2022. Source: Public disclosure, Wall Street research, FactSet, Management projections.  PBF | Preliminary Illustrative Valuation Analysis – Trading Comparables  53  2022E Management Consolidated EBITDA: $3,988  3.0x - 4.5x  2022E Consensus Consolidated EBITDA: $2,540  3.0x - 4.5x  2023E Management Consolidated EBITDA: $2,073  4.5x - 6.0x  2023E Consensus Consolidated EBITDA: $1,568  4.5x - 6.0x  2022E Management CFPS: $23.95  50.0% - 30.0%  2022E Consensus CFPS: $18.95  50.0% - 30.0%  2023E Management CFPS: $8.78  25.0% - 20.0%  2023E Consensus CFPS: $8.08  25.0% - 20.0%  Trading Comparables  $32.31  $35.13  $37.90  $47.90  $29.41  $48.70  $34.02  $40.39  $43.91  $63.16  $79.83  $48.72  $74.24  $65.31  $119.46  Current Share Current 30d VWAP: $34.92  Price: $28.61  $70.33  ($mm, unless otherwise noted)  Methodology Metrics Range Implied Share Price ($/Share)(1)  $--  $50.00  $100.00  $150.00

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CONFIDENTIAL

PBF | Comparable Company Trading Analysis

($bn, except per share data)	Share	Market	Cons.	Cons. TEV/EBITDA			CFPS Yield			Dividend Yield			Cons. Net Debt /
Company	Price	Cap	TEV	2022E	2023E	2024E	2022E	2023E	2024E	LQA	2022E	2023E	2022E EBITDA
Marathon Petroleum	$83.27	$45.0	$77.6	5.0x	6.8x	7.6x	29.9%	22.8%	24.4%	2.8%	2.8%	2.9%	1.1x
Valero Energy	107.03	43.7	55.8	4.4x	6.0x	6.9x	24.6%	19.8%	16.8%	3.7%	3.7%	3.8%	0.8x
Phillips 66	82.01	39.5	51.0	5.0x	6.3x	6.5x	22.2%	16.4%	16.5%	4.7%	4.6%	4.8%	1.1x
HF Sinclair Corporation	45.65	10.2	14.1	4.2x	5.8x	6.7x	29.5%	20.6%	19.1%	3.5%	2.7%	3.6%	0.8x
CVR Energy	31.18	3.1	4.7	3.8x	5.4x	6.9x	36.1%	15.4%	27.5%	5.1%	3.8%	5.4%	0.8x
Delek	23.75	1.7	4.1	4.5x	6.2x	7.3x	41.9%	29.7%	32.5%	3.4%	1.2%	1.9%	2.2x
Par Pacific	15.60	0.9	1.4	4.3x	5.6x	6.3x	25.9%	19.6%	n/a	--	--	0.4%	1.4x
Mean - (7 Companies)				**4.5x**	**6.0x**	**6.9x**	**30.0%**	**20.6%**	**22.8%**	**3.3%**	**2.7%**	**3.3%**	**1.2x**
Median - (7 Companies)				**4.4x**	**6.0x**	**6.9x**	**29.5%**	**19.8%**	**21.8%**	**3.5%**	**2.8%**	**3.6%**	**1.1x**
PBF - Consensus (1)	**$28.61**	**$3.5**	**$6.4**	**2.5x**	**4.2x**	**4.6x**	**63.2%**	**27.2%**	**23.3%**	**--**	**--**	**--**	**1.2x**
PBF - Management (2)	**$28.61**	**$3.5**	**$4.9**	**1.2x**	**2.4x**	**2.3x**	**83.7%**	**30.7%**	**41.9%**	**--**	**--**	**--**	**0.3x**

PBF Consensus reflects Balance Sheet data as of March 31, 2022, pro forma early redemption of Senior Secured notes due 2025. PBF Management Balance Sheet data reflects balances from PBF management presentation on July 7, 2022.

Note: Market data as of July 8, 2022. Peers sorted by TEV.
(1) Pro forma the early redemption of PBF's 9.25% Senior Secured Notes due 2025.
(2) Estimated balances from PBF management presentation on July 7, 2022.
Source: FactSet, Public disclosure, Wall Street research, Management projections.

INTREPID | 54

 PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION  Sensitivity Analysis  PBF | Discounted Cash Flow Analysis – Management Projections  ($ in millions, unless noted)  2H 2022E  2023E  2024E  2025E  2026E  2027E  Terminal  EBITDA  $2,486  $2,073  $2,151  $2,048  $1,902  $1,803  $1,803  (-) CapEx  (283)  (612)  (612)  (612)  (613)  (613)  (613)  (-) PBF MRC Earnout  --  (100)  (100)  --  --  --  (+) Stock Based Comp  15  30  30  30  30  30  30  (+/-) Change in Working Capital  (355)  (507)  --  --  --  --  (+/-) Other Operating Cash Flow  13  2  --  --  --  --  (-) Cash Taxes  (37)  (218)  (387)  (376)  (367)  (356)  (321)  (-) Interest Adjusted Incremental Tax  (39)  (46)  (43)  (46)  (43)  (43)  --  Unlevered Free Cash Flow ("FCF")  $1,800  $623  $1,039  $1,044  $909  $821  $899  PV of FCF (11.50% WACC)  $4,963  Terminal EBITDA  $1,803  (x) Implied Terminal Multiple  3.5x  Terminal Value (Undiscounted)  $6,014  Memo: Perpetuity Growth Rate  (3.0%)  PV of Terminal Value (11.50% WACC)  $3,489  Implied TEV  $8,452  (-) 6/30/22E Debt  (2,085)  (-) Minority Interest in PBFX (1)  (555)  (-) Other Non-Controlling Interest  (11)  (+) 6/30/22E Cash  700  Implied Equity Value  $6,501  (/) Total Shares Outstanding (2)  121.8  Implied Share Price  $53.39  PV of  Note: Discounted cash flow analysis based on quarterly cash flows discounted to June 30, 2022.  (1) Reflects midpoint of PBFX discounted cash flow analysis.  (2) Includes 0.9mnm Series A Units. Source: Management projections.  55  PV of Terminal Value Implied TEV Implied Unit Price Implied Terminal EBITDA Multiple   Perpetuity Growth Rate    FCF   (4.0%)  (3.5%)  (3.0%)  (2.5%)  (2.0%)  (4.0%)  (3.5%)  (3.0%)  (2.5%)  (2.0%)  (4.0%)  (3.5%)  (3.0%)  (2.5%)  (2.0%)  (4.0%)  (3.5%)  (3.0%)  (2.5%)  (2.0%)  13.00%  $4,837  $2,755  $2,853  $2,957  $3,068  $3,187  $7,591  $7,690  $7,794  $7,905  $8,024  $46.32  $47.13  $47.99  $48.90  $49.88  3.0x  3.1x  3.2x  3.3x  3.5x  12.25%  4,899  2,979  3,090  3,208  3,334  3,468  7,878  7,989  8,107  8,233  8,367  48.68  49.59  50.56  51.59  52.70  3.1x  3.2x  3.4x  3.5x  3.6x  11.50%  4,963  3,230  3,355  3,489  3,632  3,786  8,193  8,318  8,452  8,595  8,749  51.27  52.29  53.39  54.57  55.83  3.3x  3.4x  3.5x  3.7x  3.8x  10.75%  5,029  3,511  3,653  3,805  3,969  4,146  8,540  8,682  8,835  8,999  9,175  54.12  55.28  56.54  57.88  59.33  3.4x  3.6x  3.7x  3.9x  4.0x  10.00%  5,097  3,827  3,989  4,164  4,353  4,558  8,924  9,086  9,261  9,450  9,655  57.27  58.60  60.04  61.59  63.27  3.6x  3.7x  3.9x  4.1x  4.3x  WACC

 PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION  Sensitivity Analysis  PBF | Discounted Cash Flow Analysis – Sensitivity Case  ($ in millions, unless noted)  2H 2022E  2023E  2024E  2025E  2026E  2027E  Terminal  EBITDA  $1,606  $1,575  $1,861  $1,500  $1,500  $1,500  $1,500  (-) CapEx  (283)  (612)  (612)  (612)  (613)  (613)  (613)  (-) PBF MRC Earnout  --  (100)  (100)  --  --  --  (+) Stock Based Comp  15  30  30  30  30  30  30  (+/-) Change in Working Capital  (355)  (507)  --  --  --  --  (+/-) Other Operating Cash Flow  13  2  --  --  --  --  (-) Cash Taxes  --  --  (92)  (228)  (259)  (274)  (240)  (-) Interest Adjusted Incremental Tax  (39)  (46)  (43)  (46)  (43)  (43)  --  Unlevered Free Cash Flow ("FCF")  $958  $343  $1,044  $644  $616  $600  $678  PV of FCF (11.50% WACC)  $3,290  Terminal EBITDA  $1,500  (x) Implied Terminal Multiple  3.2x  Terminal Value (Undiscounted)  $4,536  Memo: Perpetuity Growth Rate  (3.0%)  PV of Terminal Value (11.50% WACC)  $2,632  Implied TEV  $5,922  (-) 6/30/22E Debt  (2,085)  (-) Minority Interest in PBFX (1)  (555)  (-) Other Non-Controlling Interest  (11)  (+) 6/30/22E Cash  700  Implied Equity Value  $3,971  (/) Total Shares Outstanding (2)  121.8  Implied Share Price  $32.61  PV of  Note: Discounted cash flow analysis based on quarterly cash flows discounted to June 30, 2022.  (1) Reflects midpoint of PBFX discounted cash flow analysis.  (2) Includes 0.9mnm Series A Units. Source: Management projections.  56  PV of Terminal Value Implied TEV Implied Unit Price Implied Terminal EBITDA Multiple   Perpetuity Growth Rate    FCF   (4.0%)  (3.5%)  (3.0%)  (2.5%)  (2.0%)  (4.0%)  (3.5%)  (3.0%)  (2.5%)  (2.0%)  (4.0%)  (3.5%)  (3.0%)  (2.5%)  (2.0%)  (4.0%)  (3.5%)  (3.0%)  (2.5%)  (2.0%)  13.00%  $3,199  $2,078  $2,152  $2,231  $2,314  $2,404  $5,277  $5,351  $5,430  $5,514  $5,603  $27.32  $27.93  $28.57  $29.26  $30.00  2.7x  2.8x  2.9x  3.0x  3.1x  12.25%  3,244  2,247  2,331  2,420  2,515  2,616  5,491  5,575  5,664  5,759  5,860  29.08  29.76  30.49  31.27  32.11  2.8x  2.9x  3.0x  3.2x  3.3x  11.50%  3,290  2,436  2,531  2,632  2,740  2,856  5,727  5,821  5,922  6,030  6,146  31.01  31.78  32.61  33.50  34.45  3.0x  3.1x  3.2x  3.3x  3.5x  10.75%  3,338  2,648  2,755  2,870  2,994  3,127  5,986  6,093  6,208  6,332  6,465  33.14  34.02  34.96  35.98  37.07  3.1x  3.2x  3.4x  3.5x  3.7x  10.00%  3,387  2,887  3,009  3,141  3,283  3,438  6,273  6,396  6,527  6,670  6,824  35.50  36.50  37.59  38.76  40.03  3.3x  3.4x  3.5x  3.7x  3.9x  WACC

 PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION  ($ in billions, unless noted) Adj. Beta(1)   Market Value Net Debt / Tax Levered Unlevered   Company  of Equity  Net Debt  Preferred  Total Cap.  Rate  1-yr  3-yr  5-yr  1-yr  3-yr  5-yr  Marathon Petroleum  $45.0  $16.5  $ --  21%  21%  0.71  1.39  1.33  0.55  1.08  1.03  Valero Energy  43.7  10.6  --  19%  21%  0.57  1.22  1.19  0.48  1.02  1.00  Phillips 66  39.5  11.2  --  22%  21%  0.61  1.02  1.01  0.50  0.83  0.83  HF Sinclair Corporation  10.2  2.8  --  20%  21%  0.59  0.97  1.00  0.48  0.80  0.82  CVR Energy  3.1  0.9  --  20%  21%  0.50  0.85  0.91  0.40  0.69  0.74  Delek  1.7  2.0  --  49%  21%  0.33  0.73  0.89  0.17  0.38  0.46  Par Pacific  0.9  0.5  --  33%  21%  0.58  1.25  1.18  0.42  0.90  0.85  Mean – A  Median –  ll  All  26%  21%  0.55  0.58  1.06  1.02  1.07  1.01  0.43  0.48  0.81  0.83  0.82  0.83  PBF  $3.5  $2.9  $ --  46%  21%  0.27  1.34  1.29  0.16  0.80  0.77  57  PBF | Weighted Average Cost of Capital (“WACC”) Analysis  Note: Market data as of July 8, 2022. Balance sheet data as of March 31, 2021. Peers sorted by market value of equity.  Represents historical Bloomberg adjusted beta, regressed weekly against the S&P 500.  30-year treasury yield as of July 8, 2022.  βU = βL/(1+D/E x (1-t)).  Sourced from Kroll Cost of Capital Navigator – 2022.  Cost of Equity and WACC Calculation  Cost of Equity Sensitivity Analysis  Unlevered Beta  0.80  0.85  0.90  0.95  1.00  bt  10%  10.7%  11.1%  11.5%  11.9%  12.3%  et De Cap.  20%  11.3%  11.8%  12.2%  12.6%  13.1%  N  tal  30%  12.1%  12.6%  13.1%  13.6%  14.1%  arget  / To  40%  13.3%  13.8%  14.4%  15.0%  15.5%  T  50%  14.8%  15.5%  16.2%  16.8%  17.5%  Intrepid estimate for long-term borrowing rate in current market.  WACC = (KE x (1-Net Debt/(Net Debt+Equity)))+(KD x (Net Debt/(Net Debt+Equity))).  Source: Bloomberg, 2022 Kroll Valuation Handbook, U.S. Department of the  WACC Sensitivity Analysis  Unlevered Beta  10%  0.80 0.85 0.90 0.95 1.00  10.4% 10.7% 11.1% 11.5% 11.8%  C  Levered Beta  1.20  Equity Risk Premium(4)  7.5%  Size Premium(5)  0.9%  Implied Cost of Equity  13.1%  Pre-Tax Cost of Debt(6)  10.0%  Tax Rate  21.0%  After-Tax Cost of Debt  7.9%  (5) Represents size premium for CRSP 5th decile as of December 31, 2021 (range of $3.3bn - $5.0bn market capitalization).  Treasury, Public disclosure, FactSet.  Target Net Debt / Total Cap.  30.0%  Debt ap.  20%  10.6%  11.0%  11.3%  11.7%  12.1%  WACC(7)  11.6%  Net tal  30%  10.9%  11.2%  11.6%  11.9%  12.3%  arget  / To  40%  11.1%  11.5%  11.8%  12.1%  12.5%  T  50%  11.4%  11.7%  12.0%  12.4%  12.7%  Risk-Free Rate(2) Unlevered Beta(3)  Target Net Debt / Total Cap.  3.3%  0.90   30.0%

 PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION  31%  50%  19%  Broker Date  Forward  Price Target Rating  Piper Sandler & Co  7/7/22  $43.00  Buy  Wolfe Research  7/7/22  25.00  Sell  Tudor Pickering & Co  7/7/22  30.00  Hold  JP Morgan  7/6/22  39.00  Hold  Morgan Stanley  7/5/22  30.66  Hold  Wells Fargo  7/5/22  57.00  Buy  Credit Suisse  7/5/22  37.00  Sell  Barclays  7/1/22  27.00  Sell  BofA  6/29/22  50.00  Buy  Mizuho Securities  6/29/22  43.00  Buy  Raymond James  6/24/22  30.26  Hold  Zacks  6/17/22  40.00  Buy  Cowen  6/3/22  28.00  Hold  RBC Capital  5/26/22  31.00  Hold  Scotiabank  5/16/22  33.00  Hold  Goldman Sachs  5/16/22  36.00  Hold  High  $57.00  5 Buy  Mean (16 Brokers)  $36.49  8 Hold  Median (16 Brokers)  $34.00  3 Sell  Low  $25.00  58  PBF | Wall Street Research Summary  Price Targets and Ratings  Ratings Summary  Hold  Sell  Buy  Denotes target increase since 13D filing by PBF on 6/24/22  Note: Market data as of July 8, 2022. Price Targets and Ratings reflect select research reports. Source: Wall Street research.

 PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION  $7.94  $19.19  $13.51  $13.75  $13.44  $13.14  $12.85  $14.58  $11.67  $12.58  $9.45  $8.56  $20  $18  $16  $14  $12  $10  $8  $6  $4  $2  $--  2022E  2023E  2024E  2025E  2026E  2027E  $6.56  $6.72  $6.88  $6.92  $6.92  $6.92  $6.92  $7.34  $6.84  $6.81  $6.83  $7.26  $--  $3  $2  $1  $4  $7  $6  $5  $8  835  914  892  892  892  902  914  892  935  892  894  887  960  940  920  900  880  860  840  820  800  780  2021A(1) 2022E 2023E 2024E 2025E 2026E 2027E  973  973  973  973  973  973  973  964  964  971  934  936  910  920  930  940  950  960  970  980  2021A 2022E 2023E 2024E 2025E 2026E 2027E  59  Comparison of Management vs. Consensus | PBF Operational Metrics  Refining Capacity (kb/d)  Reflects refinery operating expense, per barrel of throughput as reported in PBF’s 2021 year-end results.  Reflects gross refining margin, excluding special items, per barrel of throughput as reported in PBF’s 2021 year-end results.  Refining Throughput (kb/d)  # of Brokers  6  5  2  1  Refinery Opex ($/bbl)  Refining Margin ($/bbl)  # of Brokers  # of Brokers  # of Brokers  2027E  Management  2021A(2) 2022E 2023E 2024E 2025E 2026E  Note: Market data as of July 8, 2022.  (1) Reflects crude oil and feedstocks throughput as reported in PBF’s 2021 year-end results.  6  8  6  3  2  7  8  6  2  2  8  9  7  3  2  8  (3)  2021A  Consensus  Source: Bloomberg, Management projections.  0  0  0  0

 PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION  $9.42  $23.35  $18.52  $18.85  $18.42  $18.01  $17.61  $15.93  $13.77  $16.19  $10.92  $9.93  $--  $5  $10  $15  $20  $25  2021A  Consensus  2022E  2023E  2024E  2025E  2026E  2027E  $7.71  $15.08  $8.59  $8.74  $8.54  $8.35  $8.17  $15.10  $10.48  $9.06  $7.26  $6.87  $--  $5  $10  $15  $20  $25  2023E  2021A 2022E  Note: Market data as of July 8, 2022.  2024E  2025E  2026E  2027E  $8.25  $15.98  $15.22  $15.49  $15.14  $14.80  $14.47  $14.67  $11.13  $10.22  $9.55  $8.81  $--  $5  $10  $15  $20  $25  2021A 2022E 2023E 2024E 2025E 2026E 2027E  $6.23  $19.05  $10.41  $10.59  $10.35  $10.12  $9.90  $14.85  $11.50  $13.23  $8.74  $7.05  $--  $5  $10  $15  $20  $25  2021A 2022E 2023E 2024E 2025E 2026E 2027E  60  Comparison of Management vs. Consensus | PBF Refining Margins  East Coast (Paulsboro & Delaware City)  Mid Con (Toledo)  Gulf Coast (Chalmette)  West Coast (Torrance & Martinez)  # of Brokers  # of Brokers  # of Brokers  # of Brokers  Management  7  5  1  1  7  8  6  3  2  8  7  5  1  1  7  9  7  3  2  9  0  Source: Bloomberg, Management projections.  0  0  0

 PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION  $1.20  $2.85  $3.40  $3.99  $4.64  $5.27  $3.09  $3.38  $2.21  $4.38  $16.33  $-  $6  $12  $18  2022E  2023E  2024E  2025E  2026E  2027E  $89.64  $84.79  $81.82  $79.90  $78.03  $102.17  $91.26  $79.88  $70.00  $63.67  $150  $102.75  $-  $50  $100  2022E  2023E  2024E  2025E  2026E  2027E  $103.96  $92.49  $88.19  $85.81  $84.54  $83.30  $105.26  $94.64  $82.09  $74.38  $80.00  $-  $50  $100  $150  2022E  2023E  2024E  2025E  2026E  2027E  61  Management vs. Consensus Estimates | Crude Oil Price  Brent ($/bbl)  Note: Market data as of July 8, 2022. Source: FactSet, Management projections.  WTI ($/bbl)  Brent-WTI Differential  ($/bbl)  Management  Consensus  # of Brokers  16  16  8  5  1  0  # of Brokers  11  11  8  5  3  0

 PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION  Tab D. Illustrative Pro Forma Impacts Analysis  62

PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION

CONFIDENTIAL

PBF Pro Forma Credit Metrics and Cash Flow Accretion / (Dilution)

Transaction Assumptions (For Illustrative Purposes Only)

Consideration	▪ Each PBFX unaffiliated public unit receives 0.221x of newly issued PBF stock and $7.82 cash – Assumes 32.6mm PBFX unaffiliated public units and 1.0mm Phantom units (33.7mm fully diluted public units)
Transaction Fees & Expenses	▪ Assumes $10mm of transaction fees and expenses
Financing	▪ Assumes cash portion of transaction financed with newly issued PBF debt at 10% interest rate
Synergies	▪ ~$9.4mm of annual synergies based on PBF Management estimates
Effective Date	▪ 6/30/22

PBF Standalone Leverage (Net Debt / LTM EBITDA)


0.8x
0.5x
0.2x
0.0x
0.2x
(0.2x)
(0.2x)
(0.6x)
(0.7x)
(1.0x)
(1.2x)
(1.5x)
(1.6x)
(1.9x)
6/30/2022
'22E
'23E
'24E
'25E
'26E
'27E
Status Quo
Pro Forma (1)

PBF Operating CFPS

	2H'22E	2023E	2024E	2025E	2026E	2027E
Pro Forma	+2%	+6%	+4%	+5%	+2%	+2%


$26.25
$26.82
$8.20
$7.72
$11.24
$10.81
$11.12
$10.63
$10.10
$9.91
$9.38
$9.16
2H '22E (2)
'23E
'24E
'25E
'26E
'27E
Status Quo (Standalone) (3)
Pro Forma

PBF Consolidated Leverage (Net Debt / LTM EBITDA)


0.8x
0.6x
0.2x
0.1x
0.2x
0.1x
(0.2x)
(0.3x)
(0.7x)
(0.8x)
(1.2x)
(1.3x)
(1.6x)
(1.7x)
6/30/2022
'22E
'23E
'24E
'25E
'26E
'27E
Status Quo
Pro Forma

(1) Represents pro forma consolidated leverage.
(2) Represents an annualized figure.
(3) Reflects status quo consolidated operating cash flow, less PBFX operating cash flow, plus PBFX distributions received by PBF.
Source: Management projections.

INTREPID 63

 PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION  TAB E. Selected Parent-MLP Buy-In Transaction Detail  64

PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION

CONFIDENTIAL

Precedent Premiums Paid | Select All-Cash Parent-MLP Buy-In Transactions

Includes all-cash transactions with limited partner targets

					Initial Premium to:(1)		Final Premium to:								Bump Summary		
Unaff. Date	Acquirer	Target	Stub Equity Value ($bn)	Buyer % Owned	1-Day	30-Day VWAP	1-Day	10-Day VWAP	20-Day VWAP	30-Day VWAP	60-Day VWAP	90-Day VWAP	52-Wk High	52-Wk Low	No. of Bumps	Cum. Increase(2)	Publicly Announced
1/10/22	Hartree Partners	Sprague Resources	$0.1	75%	11%	21%	27%	37%	41%	39%	19%	15%	(35%)	49%	4	15%	✓
10/8/21	Ergon	Blueknight Energy Partners	0.2	32%	10%	5%	51%	47%	47%	47%	43%	35%	12%	247%	6	40%	✓
8/27/19	Blackstone	Tallgrass Energy	3.5	44%	36%	7%	56%	45%	34%	23%	13%	8%	(12%)	56%	2	15%	✓
10/17/18	Valero Energy	Valero Energy Partners	1.0	68%	11%	7%	7%	7%	10%	12%	11%	10%	(12%)	26%	2	6%	
7/9/18	ArcLight	TransMontaigne Partners	0.5	20%	5%	1%	14%	11%	9%	9%	8%	10%	(14%)	18%	3	8%	✓
6/1/18	OCI	OCI Partners	0.1	88%	10%	10%	15%	13%	14%	15%	18%	22%	11%	65%	1	5%	✓
5/18/17	Energy Transfer Partners	PennTex Midstream Partners	0.3	32%	20%	20%	20%	21%	21%	20%	23%	24%	11%	39%	--	0%	✓
4/3/17	World Point Terminals Inc.	World Point Terminals LP	0.2	74%	3%	0%	6%	7%	6%	3%	3%	3%	(2%)	20%	2	3%	✓
3/2/17	VTTI B.V. (IFM/Vitol & Buckeye)	VTTI Energy Partners	0.5	48%	2%	3%	6%	5%	6%	7%	14%	13%	(8%)	25%	3	4%	✓
1/26/17	Enbridge	Midcoast Energy Partners	0.2	53%	0%	(13%)	(9%)	(4%)	2%	5%	11%	6%	(17%)	105%	5	28%	
9/23/16	Columbia Pipeline Group	Columbia Pipeline Partners (3)	0.9	47%	3%	9%	11%	14%	16%	17%	16%	15%	(10%)	51%	2	8%	✓

Summary Statistics (11 Transactions)

75th Percentile	**$0.7**	**71%**	**11%**	**9%**	**24%**	**29%**	**27%**	**21%**	**19%**	**18%**	**4%**	**61%**	**4**	**15%**	
Mean	**$0.7**	**53%**	**10%**	**6%**	**19%**	**18%**	**19%**	**18%**	**16%**	**15%**	**(7%)**	**64%**	**3**	**12%**	
Median	**$0.3**	**48%**	**10%**	**7%**	**14%**	**13%**	**14%**	**15%**	**14%**	**13%**	**(10%)**	**49%**	**2**	**8%**	
25th Percentile	**$0.2**	**38%**	**3%**	**2%**	**7%**	**7%**	**8%**	**8%**	**11%**	**9%**	**(13%)**	**25%**	**2**	**4%**	

Premium referenced in transaction announcement

Note: Excludes non-limited partnership/LLC transactions or transactions with non-US targets; includes Tallgrass Energy (1099 issuer). Represents premium quoted in press release announcing the transaction, or in the proxy (if the former is unavailable).

(1) For deals without a public announcement of the initial proposal, represents premium/(discount) to the prior day's closing price.

(2) Represents increase in the offer price from the initial proposal.

(3) Announced transaction at 20% premium to the 30-day average closing price.

Source: FactSet, Public disclosure.

INTREPID | 65

 PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION  75th Percentile  $3.5  62%  5%  7%  14%  14%  13%  12%  13%  12%  (2%)  38%  4  10%  Mean  $4.0  49%  2%  4%  10%  10%  9%  8%  9%  8%  (17%)  43%  3  8%  Median  $1.8  54%  0%  4%  10%  9%  7%  8%  7%  9%  (11%)  27%  3  7%  25th Percentile  $0.6  33%  0%  (1%)  3%  3%  3%  4%  5%  3%  (27%)  20%  2  5%  Unaff. Stub Equity Buyer %  Date Acquirer Target Value ($bn) Owned 1-Day  30-Day  VWAP 1-Day  10-Day VWAP  20-Day VWAP  30-Day VWAP  60-Day VWAP  90-Day VWAP  52-Wk  High  52-Wk  Low  5/13/22 Diamondback Energy Rattler Midstream LP $0.6 74% 1% 4% 17% 12% 10% 9% 10% 11% (27%) 20% 7 7%  10/25/21 Phillips 66 Phillips 66 Partners $3.4 70% 0% 13% 7% 4% 2% 0% (1%) 1% (10%) 60% 5 26%  CONSOL Coal Resources  2/4/21 Chevron Corp.  10/22/20 CONSOL Energy 10/2/20 TC Energy Corporation  2/25/20 Equitrans Midstream  EQM Midstream Partners  11/7/18  Western Gas Equity Partners  Western Gas Partners  EnLink Midstream Partners  Midstream Partners    Energy Transfer Partners  Enbridge Energy Partners  1.8 54% (3%) 2% 0% 1% 3% 3% 6% 7% (2%) 17% 2 5%  5.9 30% 6% 5% 8% 8% 8% 8% 7% 7% 3% 26% 2 2%  4.9 22% (4%) (1%) 1% 2% 3% 4% 6% 9% (0%) 32% 2 5%  0.9 61% 0% 7% 1% 4% 6% 8% 10% 12% (44%) 29% 1 1%  26.9 2% 5% 8% 11% 12% 13% 14% 15% 13% 7% 38% 3 7%  3.5 33% 0% (2%) 9% 14% 7% 6% 1% (3%) (25%) 19% 6 9%    10/19/18 EnLink Midstream  9/18/18 Dominion Energy 8/1/18 Energy Transfer Equity 5/16/18 Enbridge  5/16/18 Enbridge  Spectra Energy Partners 3.3 83% 0% (6%) 10% 11% 3% 3% (1%) (2%) (11%) 14% 4 10%   3/15/18 Williams Williams Partners 10.5 74% 0% 3% 14% 15% 14% 13% 13% 14% 7% 20% 3 8%  2/7/18 Tallgrass Energy GP Tallgrass Energy Partners 2.3 35% 1% 7% 10% 9% 9% 10% 8% 9% (2%) 18% 3 5%  12/29/17 Archrock Archrock Partners 0.6 41% 15% 14% 23% 22% 23% 22% 24% 24% (7%) 27% 2 6%  Summary Statistics (17 Transactions)  66  Precedent Premiums Paid | Select All-Equity Parent-MLP Buy-In Transactions  For deals without a public announcement of the initial proposal, represents premium/(discount) to the  exchange ratio for the prior day’s close.  Represents increase in the exchange ratio from the initial proposal.  Disclosure quotes a 16.2% premium, which represents the BPMP unit price implied by the 0.575x exchange ratio and the BP ADR price as of December 17, 2021 relative to the unaffected BPMP unit price as of August 4, 2021.  Proxy quotes an increase of 14.4% from the initial proposal based on March 4, 2021 closing prices.  CVX’s initial proposal was based on a fixed value ($12.47/unit) and did not include an exchange  ratio metric; the final exchange ratio of 0.1393x is a slight discount to the exchange ratio implied by the relative equity prices at the time of the initial proposal.  Proxy quotes a 19.5% premium to the initial offer unit price on October 2, 2020 based on the  exchange ratio implied unit price as of December 14, 2020.  Premium metrics are adjusted to reflect increased distribution prior to transaction close. Press release quotes a 15% premium to the 30-day average exchange ratio.  Proxy discloses exchange ratio premiums of 16.0% and 8.8%, which represent premium to second quarter earnings and average exchange ratio from July 19, 2018 to September 19, 2018, respectively.  Source: FactSet, Public disclosure.  Premium referenced in transaction announcement  Note: Excludes non-limited partnership/LLC transactions or transactions with non-US targets. Represents premium quoted in press release announcing the transaction, or in the proxy (if the former is unavailable).  8/4/21 BP BP Midstream Partners(3) 0.7 54% 0% (7%) 11% 3% 1% 3% 5% 7% (12%) 30% 3 11%   Noble Midstream Partners(4)  TC PipeLines (6) 1.7 24% 5% 4% 14% 17% 16% 12% 7% (0%) (16%) 24% 3 8%   Includes all-equity transactions with limited partner targets  Initial Premium to:(1) Final Exchange Ratio Premium to: Bump Summary  No. of Cum. Publicly Bumps Increase(2) Announced  0.4 62% 0% 7% (1%)(5) 2% 3% 6% 14% 14% (31%) 261% 1 (1%)   0.0 61% 1% (9%) 3% 3% 2% 6% 2% 3% (55%) 43% 4 11%  7/24/20 CNX Resources CNX Midstream(7) 0.4 51% 5% 15% 34% 25% 24% 16% 25% 9% (61%) 58% 4 15%  Dominion Energy  (8)

PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION

CONFIDENTIAL

Precedent Premiums Paid | Select Cash/Stock Mix Parent-MLP Buy-In Transactions

Includes cash/stock mix transactions with limited partner targets

					Initial Premium to:[1]		Final Premium to:								Bump Summary		
Unaff. Date	Acquirer	Target	Stub Equity Value ($bn)	Buyer % Owned	1-Day	30-Day VWAP	1-Day	10-Day VWAP	20-Day VWAP	30-Day VWAP	60-Day VWAP	90-Day VWAP	52-Wk High	52-Wk Low	No. of Bumps	Cum. Increase[2]	Publicly Announced
4/1/19	UGI Corp.	AmeriGas Partners LP	$2.4	26%	7%	21%	13%	18%	22%	22%	20%	24%	(19%)	54%	4	10%	
10/8/18	Antero Midstream GP LP	Antero Midstream Partners LP	5.9	--%	(1%)	5%	7%	8%	6%	6%	2%	2%	(7%)	29%	5	3%	
Summary Statistics (2 Transactions)																	
Mean			$4.2	13%	3%	13%	10%	13%	14%	14%	11%	13%	(13%)	42%	5	7%	
Median			$4.2	13%	3%	13%	10%	13%	14%	14%	11%	13%	(13%)	42%	5	7%	

(Dashed circle) Premium referenced in transaction announcement

Select Cash/Stock Mix Parent-MLP Buy-In Transactions | Offer History

AmeriGas Partners / UGI Corp.

Offer History	Date	Exchange Ratio	Stock Consideration	Cash Consideration	Total Consideration	% Stock	% Cash
Initial Offer	1/25/19	0.500x	$27.98	$4.03	$32.01	87%	13%
First Increase	2/25/19	0.500x	27.37	6.32	33.69	81%	19%
Second Increase	3/4/19	0.500x	27.45	6.80	34.25	80%	20%
Third Increase	3/7/19	0.500x	27.27	7.45	34.72	79%	21%
Fourth Increase	3/8/19	0.500x	27.30	7.63	34.93	78%	22%

Antero Midstream Partners / Antero Midstream

Offer History	Date	Exchange Ratio	Stock Consideration	Cash Consideration	Total Consideration	% Stock	% Cash
Initial Offer	6/8/18	1.600x	$30.78	$--	$30.78	100%	--
First Increase	7/20/18	1.650x	31.80	--	31.80	100%	--
Second Increase	8/11/18	1.700x	29.88	3.00	32.88	91%	9%
Third Increase	8/20/18	1.616x	30.51	3.00	33.51	91%	9%
Fourth Increase	8/27/18	1.775x	32.57	3.00	35.57	92%	8%
Fifth Increase	9/22/18	1.635x	27.99	3.42	31.41	89%	11%

Note: Excludes non-limited partnership/LLC transactions or transactions with non-US targets; includes Tallgrass Energy (1099 issuer). Represents premium quoted in press release announcing the transaction, or in the proxy (if the former is unavailable).

(1) For deals without a public announcement of the initial proposal, represents premium/(discount) to the prior day's closing price.

(2) Represents increase in the offer price from the initial proposal.

Source: FactSet, Public disclosure.

INTREPID | 67

PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION  Disclaimer  These materials have been prepared by Intrepid Partners, LLC (“Intrepid”) for the Conflicts Committee (the “Committee”) of the Board of Directors of PBF Logistics GP LLC, the general partner of PBF Logistics LP (“PBFX”) to whom such materials are directly addressed and delivered. These materials are confidential and may not be used or relied upon by any other person or for any purpose other than as specifically contemplated by a written agreement with Intrepid. These materials have been developed by and are proprietary to Intrepid and were prepared exclusively for the benefit and internal use of the Committee in connection with evaluating the Transaction with PBFX and PBF Energy Inc. (“PBF”).  These materials are based upon information provided by or on behalf of the management of PBF and PBFX, from public sources, or otherwise reviewed by Intrepid. Intrepid has relied upon and assumes no responsibility for independent investigation or verification of such information and has relied upon such information being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future performance prepared by or reviewed with management of PBF or PBFX and/or other potential transaction participants or obtained from public sources, Intrepid has assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of PBF, PBFX or such other potential transaction participants (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). Actual results may differ materially from such estimates and forecasts. No representation or warranty, express or implied, is made as to the accuracy or completeness of such information, and nothing contained herein is, or shall be relied upon as, a representation or warranty, whether as to the past, the present or the future. The materials and related commentary are not intended to provide the only basis for evaluating, and should not be considered a recommendation with respect to, the consideration paid, the proposed transaction or any transaction or other matter. These materials are also subject to the qualifications and limitations described in any accompanying written opinion letter.  These materials were compiled on a confidential basis solely for use by the Committee and may not be relied on by any other party (including stakeholders in either entity), even if such parties are provided a copy of these materials. These materials were prepared without a view to public disclosure or filing thereof under state or federal laws, and may not be redistributed, reproduced, distributed, passed to others, transmitted, quoted or referred to, in whole or in part, without the prior written permission of Intrepid in accordance with the terms of our engagement letter with the Committee. These materials speak only as of the date on the cover and Intrepid assumes no obligation to update these materials or inform any recipient of changed circumstances, events or information. These materials were prepared for a specific use by specific persons and were not prepared to conform with any disclosure standards under securities laws or otherwise.  In the ordinary course of its business, each of Intrepid and its affiliates may actively trade or hold the securities of PBF, PBFX or other parties involved in a proposed transaction for its own account or for the account of its customers and, accordingly, may at any time hold a long or short position in such securities. Intrepid will receive a fee in connection with delivery of an opinion relating to the proposed transaction.  These materials do not constitute, nor do they form part of, an offer or solicitation to sell or purchase any securities or instruments and are not a commitment by Intrepid or any of its affiliates to provide, arrange or underwrite any financing for any transaction or to purchase any security in connection therewith. These materials may not reflect information known to other professionals in other business areas of Intrepid and its affiliates.  Intrepid and its affiliates do not provide legal, regulatory, accounting, bankruptcy, securities or tax advice. Any statements contained herein as to tax matters were neither written nor intended by Intrepid or its affiliates to be used and cannot be used by any taxpayer for the purpose of avoiding tax penalties that may be imposed on such taxpayer. Each person should seek legal, regulatory accounting and tax advice based on his, her or its particular circumstances from independent advisors regarding the evaluation and impact of any transactions or matters described herein.